Exhibit 10.1

Employment Agreement

This Employment Agreement (the “Agreement”), entered into on November 16, 2010, with employment effective as of the Effective Date (as defined below), is made by and between John Roush (the “Executive”) and GSI Group Inc., a company organized under the laws of the Province of New Brunswick, Canada (together with any of its subsidiaries and Affiliates as may employ the Executive from time to time, and any successor(s) thereto, the “Company”).

RECITALS

A. The Company desires to assure itself of the services of the Executive by engaging the Executive to perform services under the terms hereof.

B. The Executive desires to provide services to the Company on the terms herein provided.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, including the respective covenants and agreements set forth below, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	Certain Definitions

(a) “Advisor Period” shall mean the period beginning on the Effective Date and ending on the date immediately prior to the CEO Date.

(b) “Affiliate” shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, such Person where “control” shall have the meaning given such term under Rule 405 of the Securities Act of 1933, as amended from time to time.

(c) “Agreement” shall have the meaning set forth in the preamble hereto.

(d) “Annual Base Salary” shall have the meaning set forth in Section 3(a).

(e) “Annual Bonus” shall have the meaning set forth in Section 3(e).

(f) “Board” shall mean the Board of Directors of the Company.

(g) The Company shall have “Cause” to terminate the Executive’s employment hereunder upon: (i) the Executive’s willful failure to substantially perform the duties set forth in this Agreement (other than any such failure resulting from the Executive’s Disability or any inability to engage in any substantial gainful activity that could reasonably be expected to result in Disability) which is not remedied within 30 days after receipt of written notice from the Company specifying such failure; (ii) the Executive’s willful failure to carry out, or comply with, in any material respect any lawful and reasonable directive of the Board not inconsistent with the terms of this Agreement, which is not remedied within 30 days after receipt of written notice from the Company specifying such failure; (iii) the Executive’s commission at any time of any act or omission that results in, or may reasonably be expected to result in, a conviction, plea of no contest, plea of nolo contendere, or imposition of unadjudicated probation for any felony or crime involving moral turpitude; or (iv) the Executive’s unlawful use (including being under the influence) or possession of illegal drugs on the Company’s premises or while performing the Executive’s duties and responsibilities under this Agreement.

(h) “CEO Date” shall mean the earliest of (i) the first business day following the date on which the Company becomes current in its reporting obligations under the Exchange Act, (ii) a date elected by the Executive in a written notice to the Company providing that that he elects to commence his services as Chief Executive Officer of the Company on such date (and which date must be on or following the date such written notice is provided), or (iii) February 1, 2011.

(i) “Change in Control” shall mean and includes any of the following which occurs on or following the Effective Date:

(i) A transaction or series of transactions whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (other than the Company, any of its subsidiaries, an employee benefit plan maintained by the Company or any of its subsidiaries, a “person” or “group” who as of the date this Agreement is entered into beneficially owns 5% or more of the total combined voting power of the Company’s securities outstanding, or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing either (A) more than 40% of the total combined voting power of the Company’s securities outstanding immediately after such acquisition and, in connection with, and within the twelve-month period immediately following, such acquisition, new directors who constitute at least 40% of the Board (x) are nominated or designated by the acquiring “person” or related “group” of acquiring “persons” and (y) are elected by the Board or the Company’s shareholders (disregarding, for purposes of this determination, any new directors whose election or nomination is consented to by the Executive) or (B) more than 50% of the total combined voting power of the Company’s securities outstanding immediately following such acquisition; or

(ii) During any twelve-month period beginning on or following the Effective Date, individuals who, at the beginning of such period, constitute the Board together with any new director(s) (other than a director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in Section 1(i)(i) or Section 1(i)(iii)) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of the twelve-month period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

(iii) The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (A) a merger, consolidation, reorganization, or business combination or (B) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (C) the acquisition of assets or stock of another entity, in each case other than a transaction, which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction; or

(iv) The Company’s stockholders approve a liquidation or dissolution of the Company.

(j) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(k) “Committee” shall mean the Compensation Committee of the Board, or if no such committee exists, the Board.

(l) “Company” shall, except as otherwise provided in Section 6(j), have the meaning set forth in the preamble hereto.

(m) “Date of Termination” shall mean (i) if the Executive’s employment is terminated due to the Executive’s death, the date of the Executive’s death; (ii) if the Executive’s employment is terminated due to the Executive’s Disability, the date determined pursuant to Section 4(a)(ii); or (iii) if the Executive’s employment is terminated pursuant to Section 4(a)(iii)-(vi) either the date indicated in the Notice of Termination or the date specified by the Company pursuant to Section 4(b), whichever is earlier.

(n) “Disability” shall mean the Executive’s inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that can be expected to last for (i) a continuous period of not less than ninety days or (ii) at least 180 total calendar days in any 12 month period, in each case as determined by a physician selected by the Company or its insurers and reasonably acceptable to Executive. The Company will inform the Executive of the selection of the physician so that the Executive may consent to such selection (and the Executive’s consent shall not be unreasonably withheld). The Executive shall be deemed to have consented to the selection of the physician if the Executive does not provide the Company with written notice objecting to such selection within five business days of the Executive being informed of the physician’s selection. If the Executive objects to such selection (and the Company determines in good faith that such withholding is not unreasonable), then the Company shall select another physician pursuant to the process described in this Section 1(n).

(o) “Effective Date” shall mean December 15, 2010, or such earlier date as may be elected by the Executive by written notice to the Company providing that he elects to commence his employment with the Company on such date (and which commencement date must be on or following the date such written notice is provided).

(p) “Executive” shall have the meaning set forth in the preamble hereto.

(q) “Extension Term” shall have the meaning set forth in Section 2(b).

(r) The Executive shall have “Good Reason” to terminate the Executive’s employment hereunder within one (1) year after the occurrence of one or more of the following conditions without the Executive’s consent: (i) a material diminution in the nature or scope of the Executive’s responsibilities, duties or authority, or a material diminution in the Executive’s title; (ii) failure of the Company to make any material payment or provide any material benefit under this Agreement; (iii) the Company’s material breach of this Agreement; or (iv) a material change in the geographic location at which the Executive must perform the Executive’s material services hereunder (which shall in no event include a relocation of the Executive’s principal place of business less than 50 miles from the Bedford, Massachusetts metropolitan area); provided, however, that notwithstanding the foregoing the Executive may not resign his employment for Good Reason unless: (A) the Executive provides the Company with at least 30 days prior written notice of his intent to resign for Good Reason (which notice is provided not later than the 90th day following the Executive’s knowledge of the occurrence of the event constituting Good Reason); and (B) the Company does not remedy the alleged violation(s) within such 30-day period; provided, further, that, for the avoidance of doubt, the failure of the shareholders to elect the Executive to the Board following proposal for re-election by the Board as described in Section 2(c) shall not constitute “Good Reason.”

(s) “Initial Term” shall have the meaning set forth in Section 2(b).

(t) “Notice of Termination” shall have the meaning set forth in Section 4(b).

(u) “Person” shall mean any individual, natural person, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any company limited by shares, limited liability company or joint stock company), incorporated or unincorporated association, governmental authority, firm, society or other enterprise, organization or other entity of any nature.

(v) “Proprietary Information” shall have the meaning set forth in Section 6(d).

(w) “Release” shall have the meaning set forth in Section 5(b).

(x) “Release Expiration Date” shall have the meaning set forth in Section 24(c).

(y) “Restricted Period” shall mean the period from the Effective Date through the eighteen (18)-month anniversary of the Date of Termination.

(z) “Section 409A” shall mean Section 409A of the Code and the Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date.

(aa) “Term” shall have the meaning set forth in Section 2(b).

2.	Employment

(a) In General. The Company shall employ the Executive and the Executive shall enter the employ of the Company, for the period set forth in Section 2(b), in the position set forth in Section 2(c), and upon the other terms and conditions herein provided.

(b) Term of Employment. The initial term of employment under this Agreement (the “Initial Term”) shall be for the period beginning on the Effective Date and ending on the third anniversary thereof, unless earlier terminated as provided in Section 4. The Initial Term shall automatically be extended for successive one year periods (each, an “Extension Term” and, collectively with the Initial Term, the “Term”), unless either party hereto gives notice of non-extension to the other no later than 90 days prior to the expiration of the then-applicable Term.

(c) Position and Duties. During the Term, the Executive: (i) shall serve as (A) during the Advisor Period, the special advisor to the interim principal executive officer of the Company, with responsibilities, duties and authority customary for such position, subject to direction by the Board and (B) during the portion of the Term other than the Advisor Period, Chief Executive Officer of the Company and all of its subsidiaries, with responsibilities, duties and authority customary for such position, subject to direction by the Board; (ii) shall report directly to the Board; (iii) shall devote substantially all the Executive’s working time and efforts to the business and affairs of the Company and its subsidiaries; and (iv) agrees to observe and comply with the Company’s rules and policies as adopted by the Company from time to time. In addition, as of the CEO Date, the Company shall cause the Executive to be appointed to the Board and, during the Term, the Board shall propose the Executive for re-election to the Board. The parties acknowledge and agree that Executive’s duties, responsibilities and authority may include services for one or more subsidiaries or Affiliates of the Company. Notwithstanding anything herein to contrary, the Executive may (x) serve as a director, trustee or officer or otherwise participate in not-for-profit educational, welfare, social, religious and civic organizations; and (y) with the consent of the Board, serve on the board of directors of other companies, to the extent that such other activities, either individually or in the aggregate, do not inhibit or interfere with the performance of the Executive’s duties under this Agreement; provided that, notwithstanding the foregoing, at any time during the Term after the second anniversary of the Effective Date, the Executive shall be entitled to serve on the board of directors of up to two other companies without the consent of the Board, to the extent that such service, either individually or in the aggregate with those activities described in subsection (x) above, does not inhibit or interfere with the performance of the Executive’s duties under this Agreement.

3.	Compensation and Related Matters

(a) Annual Base Salary. During the Term, the Executive shall receive a base salary at a rate of $500,000 per annum, which shall be paid in accordance with the customary payroll practices of the Company, subject to review and upward adjustment by the Board in its sole discretion (the “Annual Base Salary”).

(b) Sign-On Cash Award. On the Effective Date, the Company shall pay the Executive a one-time cash payment (the “Sign-On Bonus”) in an amount equal to $176,375 less any amount received by the Executive from PerkinElmer in connection with his cash bonus with respect to the period beginning on July 1, 2010 and ending on the termination of his employment at PerkinElmer (the “Prior Employer Bonus”). The Company shall pay the Executive the Sign-On Bonus as soon as practicable following its receipt from the Executive of reasonable documentation regarding the amount of the Prior Employer Bonus or a written statement from the Executive that there will be no Prior Employer Bonus, but in no event later than March 15, 2011.

(c) Sign-On Equity Award. On the first business day following the date on which the Form S-8 registering the shares reserved for issuance under the GSI Group Inc. 2010 Incentive Award Plan (the “2010 Incentive Award Plan”) is filed with the Securities and Exchange Commission (which the Company shall use its reasonable best efforts to accomplish as soon as practicable after the Company becomes current in its reporting obligations under the Exchange Act), the Company shall grant the Executive 1,000,000 restricted stock units pursuant to the 2010 Incentive Award Plan (“Sign-On RSUs”). The terms and conditions of the Sign-On RSUs shall be set forth in one or more written award agreements between the Company and the Executive, which shall provide that, subject to Executive’s continued employment with the

Company, (i) the Sign-On RSUs shall vest in substantially equal installments on each of the first three anniversaries of the Effective Date, and (ii) notwithstanding the forgoing Section 3(c)(i), the Sign-On RSUs shall become fully vested immediately prior to a Change in Control, and shall contain other customary terms and conditions. Prior to vesting, the Sign-On RSUs shall not be transferable and, except as otherwise provided in this Agreement, shall be subject to forfeiture upon the Executive’s termination of employment with the Company. Notwithstanding the foregoing, in no event shall any Sign-On RSUs be awarded if the Phantom Award becomes payable to the Executive pursuant to Section 3(d).

(d) Phantom Award. During the period beginning on the Effective Date and ending immediately prior to the grant of the Sign-On RSUs pursuant to Section 3(c), upon the occurrence of (i) a Change in Control (provided that such Change in Control constitutes a “change in control event” as defined in Treasury Regulations Section 1.409A-3(i)(5)), or (ii) termination of the Executive’s employment due to death pursuant to Section 4(a)(i), by the Company due to Disability pursuant to Section 4(a)(ii), by the Company without Cause pursuant to Section 4(a)(iv), or by the Executive for Good Reason pursuant to Section 4(a)(v), the Company shall pay the Executive a one-time, lump sum cash payment equal to the fair market value of 1,000,000 shares of the Company’s common stock on the date of such occurrence (the “Phantom Award”); provided that, the Phantom Award shall be cancelled immediately prior to the grant of the Sign-On RSUs pursuant to Section 3(c) and in no event shall any portion of the Phantom Award be payable on or following the grant of the Sign-On RSUs (it being understood by the parties that the Executive shall be entitled to receive either the Sign-On RSUs or the Phantom Award, but not both).

(e)	Annual Bonuses

(i) In General. With respect to each Company fiscal year that ends during the Term, commencing with fiscal year 2011, the Executive shall be eligible to receive an annual performance-based cash bonus (the “Annual Bonus”) which shall be payable based upon the attainment of individual and Company performance goals established by the Board in consultation with the Executive. The terms of the Annual Bonus with respect to each fiscal year shall provide that if the Company and/or Executive attains target performance levels for an applicable fiscal year, the Executive’s Annual Bonus shall be payable in an amount equal to 85% of Annual Base Salary (the “Target Bonus”), and may, at the discretion of the Board, provide for a higher amount if performance targets are exceeded. Each such Annual Bonus shall be payable on, or at such date as is determined by the Board within 90 days following the last day of the fiscal year with respect to which it relates. Except as provided in Section 5, notwithstanding any other provision of this Section 3(e)(i), no bonus shall be payable with respect to any fiscal year unless the Executive remains continuously employed with the Company during the period beginning on the Effective Date and ending on the first day of the fiscal year following the end of the fiscal year to which the Annual Bonus relates (for each Annual Bonus, the “Bonus Vesting Date”).

(ii) 2011 Guaranteed Bonus. Notwithstanding Section 3(e)(i), if the Company and/or Executive does not attain performance target levels with respect to fiscal year 2011, then the Company shall pay to the Executive a minimum bonus in an amount equal to 80% of the Target Bonus (the “2011 Guaranteed Bonus”) in lieu of any Annual Bonus with respect to fiscal year 2011 pursuant to Section 3(e)(i). The 2011 Guaranteed Bonus, if applicable, shall be payable on the same date fiscal year 2011 bonuses are payable to other senior executive officers of the Company (or if no bonuses are payable to other senior executive officers of the Company with respect to fiscal year 2011, at such date within 90 days following the last day of fiscal year 2011 as shall be determined by the Board). Except as provided in Section 5 and notwithstanding any other provision of this Section 3(e)(ii), the 2011 Guaranteed Bonus shall not be payable unless the Executive remains continuously employed with the Company during the period beginning on the Effective Date and ending on the first day following the end of fiscal year 2011.

(f)	Annual Equity Award.

(i) In March 2011, with respect to fiscal year 2011, the Executive shall be granted an annual equity compensation award in the form of 400,000 restricted stock units (the “2011 RSUs”) pursuant to the 2010 Incentive Award Plan. The terms and conditions of the 2011 RSUs shall be set forth in one or more written award agreements between the Company and the Executive, which shall provide that (A) subject to the Executive’s continuous employment with the Company, the 2011 RSUs shall vest in substantially equal installments on each of the first three anniversaries of the date of grant, (B) notwithstanding the forgoing Section 3(f)(i)(A), the 2011 RSUs shall become fully vested immediately prior to a Change in Control, and subject to Section 3(f)(i)(A) and 3(f)(i)(B), and shall contain the same general terms and conditions as annual equity awards made to other senior executives of the Company. Prior to vesting, the 2011 RSUs shall not be transferable and, except as otherwise set forth in this Agreement, shall be subject to forfeiture upon the Executive’s termination of employment with the Company.

(ii) Commencing after fiscal year 2011, the Executive shall be granted an annual equity compensation award with a value equal to 200% of his Annual Base Salary in each applicable year of the Term (each such award, an “Annual Equity Award”). The form of each Annual Equity Award (i.e., options, restricted stock units or other equity-based compensation awards), and the terms and conditions of each Annual Equity Award shall be determined by the Committee or the Board in its discretion and shall be set forth in one or more written award agreements between the Company and the Executive; provided that each Annual Equity Award shall be granted at the same time as, and, except as set forth in this Agreement, shall be subject to the same vesting schedule (including performance vesting) and other general terms and conditions as, annual equity awards made to other senior executives of the Company. Notwithstanding the foregoing and anything to the contrary in the 2010 Incentive Award Plan, the Committee (as defined in the 2010 Incentive Award Plan) shall not reduce or eliminate the value of any performance-based portion of an Annual Equity Award to the Executive pursuant to the last sentence of Section 5.4 of the 2010 Incentive Award Plan if the applicable performance vesting targets are attained.

(iii) The agreements containing the terms of the Sign-On RSUs and the 2011 RSUs shall provide that, notwithstanding any provision of the 2010 Incentive Award Plan or any grant notice thereunder, the Executive is not required to accept as binding, conclusive or final any decisions or interpretations of the administrator of such plan unless such decisions or interpretations are necessary or appropriate to comply with applicable law or the rules of any securities exchange or automated quotation system on which shares of the Company’s capital stock are listed, quoted or traded.

(g) Benefits. During the Term, the Executive shall be eligible to participate in employee benefit plans, programs and arrangements of the Company in accordance with their terms, as in effect from time to time, and as are generally provided by the Company to its senior executive officers but in any event on a no less favorable basis than is provided to any other executive officer of the Company. During the Term, the Company shall provide the Executive with term life insurance in a face amount equal to no less than 400% of his Annual Base Salary (as in effect on the Effective Date) and, in connection therewith, the Executive shall submit to all medical examinations and take all other necessary or appropriate actions, as reasonably requested by the Company, in connection with obtaining such life insurance coverage; provided, however, that, in the event the health of the Executive is determined as a result of such medical examinations to be materially worse than that of the average man of his age and, as a result, the cost of such insurance is materially higher than that which could be obtained for an average man of his age, the Executive and the Company will discuss and mutually agree upon an alternative provision regarding life insurance.

(h) Vacation; Holidays. During the Term, the Executive shall be entitled to four weeks paid vacation each full calendar year. Any vacation shall be taken at the reasonable and mutual convenience of the Company and the Executive. Holidays shall be provided in accordance with Company policy, as in effect from time to time.

(i) Business Expenses. During the Term, the Company shall reimburse the Executive for all reasonable, documented, out-of-pocket travel and other business expenses incurred by the Executive in the performance of the Executive’s duties to the Company in accordance with the Company’s applicable expense reimbursement policies and procedures.

(j) Indemnification. Concurrently with execution and delivery of this Agreement, the Company and GSI Group Corporation, a Michigan corporation (“GGC”), shall each enter into an Indemnification Agreement with the Executive in substantially the forms attached hereto as Exhibit A and Exhibit B (collectively, the “Indemnification Agreements”). Notwithstanding anything to the contrary in this Agreement, the obligations of the Company and GGC (including, without limitation, their respective successors) pursuant to the Indemnification Agreements shall survive the end of the Term.

4. Termination. During the Term, the Executive’s employment hereunder may be terminated by the Company or the Executive, as applicable, without any breach of this Agreement only under the following circumstances:

(a)	Circumstances

(i) Death. The Executive’s employment hereunder shall terminate upon the Executive’s death.

(ii) Disability. If the Executive incurs a Disability, the Company may give the Executive written notice of its intention to terminate the Executive’s employment. In that event, the Executive’s employment with the Company shall terminate, effective on the later of the thirtieth (30th) day after receipt of such notice by the Executive or the date specified in such notice; provided that, within the thirty (30) day period following receipt of such notice, the Executive shall not have returned to full-time performance of the Executive’s duties hereunder.

(iii) Termination for Cause. The Company may terminate the Executive’s employment for Cause.

(iv) Termination without Cause. The Company may terminate the Executive’s employment without Cause.

(v) Resignation for Good Reason. The Executive may resign from the Executive’s employment for Good Reason.

(vi) Resignation without Good Reason. The Executive may resign from the Executive’s employment without Good Reason.

(b) Notice of Termination. Any termination of the Executive’s employment by the Company or by the Executive under this Section 4 (other than a termination pursuant to Section 4(a)(i) above) shall be communicated by a written notice to the other party hereto (a “Notice of Termination”): (i) indicating the specific termination provision in this Agreement relied upon, (ii) except with respect to a termination pursuant to Sections 4(a)(iv) or (vi), setting forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive’s employment under the provision so indicated, and (iii) specifying a Date of Termination which, if submitted by the Executive, shall be at least thirty (30) days following the date of such notice; provided, however, that a Notice of Termination delivered by the Company pursuant to Section 4(a)(ii) shall not be required to specify a Date of Termination, in which case the Date of Termination shall be determined pursuant to Section 4(a)(ii); and provided, further, that in the event that the Executive delivers a Notice of Termination to the Company, the Company may, in its sole discretion, accelerate the Date of Termination to any date that occurs following the date of Company’s receipt of such Notice of Termination (even if such date is prior to the date specified in such Notice of Termination). Except as set forth in the following paragraph in the case of a termination for Cause, (A) a Notice of Termination submitted by the Company (other than a Notice of Termination under Section 4(a)(ii) above) may provide for a Date of Termination on the date the Executive receives the Notice of Termination, or any date thereafter elected by the Company in its sole discretion and (B) the failure by the Company or the Executive to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Cause or Good Reason shall not waive any right of the Company or the Executive hereunder or preclude the Company or the Executive from asserting such fact or circumstance in enforcing the Company’s or the Executive’s rights hereunder. Notwithstanding the foregoing, a termination pursuant to Section 4(a)(iii) shall be deemed to occur if following Executive’s termination of employment for any reason the Company determines that circumstances existing prior to such termination would have entitled to the Company to terminate Executive’s employment pursuant to Section 4(a)(iii) and the Company complies with the following paragraph.

Notwithstanding anything in this Agreement to the contrary, a termination of the Executive’s employment with the Company to constitute a termination for “Cause” for purposes of this Agreement, the Company must provide the Executive with a Notice of Termination for Cause on or prior to the 90th day after the date that: (x) either the Chairperson of the Audit Committee of the Board or the Chairperson of the Board first become aware of the occurrence of the event or events that form the basis for the alleged Cause (collectively, the “Cause Event”) and the Executive’s involvement in such Cause Event (and any applicable cure period to which the Executive is entitled has expired); and (y) such applicable Chairperson could have reasonably been aware that such Cause Event could constitute “Cause” (and any applicable cure period to which the Executive is entitled has expired) (such date, the “Cause Triggering Date”). Such Notice of Termination must specify that the Executive’s employment will be (or, in the case of the last sentence of the preceding paragraph, was) terminated for “Cause” and in reasonable detail the basis and underlying facts supporting the Company’s belief that a Cause Event has occurred, and, if applicable, that any applicable cure period has elapsed without cure having been effected. In addition, the cessation of employment of the Executive shall not be deemed to be for Cause unless and until there shall have been delivered to the Executive a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the entire membership of the Board at a meeting of the Board called and held for such purpose (after a Notice of Termination is provided to Executive and the Executive is given an opportunity, together with counsel, to be heard before the Board concerning such matter), finding that, in the good faith reasonable opinion of the Board, the Executive is guilty of the conduct described in the definition of “Cause.”

5.	Company Obligations Upon Termination of Employment

(a) In General. Upon a termination of the Executive’s employment for any reason, the Executive (or the Executive’s estate) shall be entitled to receive: (i) any portion of the Executive’s Annual Base Salary through the Date of Termination not theretofore paid, (ii) any expenses owed to the Executive under Section 3(i), (iii) any accrued but unused vacation pay owed to the Executive pursuant to Section 3(h), and (iv) any amount arising from the Executive’s participation in, or benefits under, any employee benefit plans, programs or arrangements under Section 3(g), which amounts shall be payable in accordance with the terms and conditions of such employee benefit plans, programs or arrangements. Except as otherwise set forth in Section 5(b) or (c) below, the payments and benefits described in this Section 5(a) shall be the only payments and benefits payable in the event of the Executive’s termination of employment for any reason.

(b) Termination without Cause or for Good Reason. In the event of the Executive’s termination of employment by the Company without Cause pursuant to Section 4(a)(iv) or by the Executive for Good Reason pursuant to Section 4(a)(v), in addition to the payments and benefits described in Section 5(a) above, the Company shall, subject to Section 24 and Section 5(d) and subject to Executive’s execution and non-revocation of a waiver and release of claims agreement in substantially in the form attached hereto as Exhibit C in accordance with Section 24(c) (a “Release”):

(i) Continue to pay to the Executive Annual Base Salary during the period beginning on the Date of Termination and ending on the eighteen (18)-month anniversary of the Date of Termination in accordance with the Company’s regular payroll practice as of the Date of Termination; provided that, notwithstanding anything to the contrary in this Section 5(b)(i), if such termination of employment occurs within the twelve (12)-month period immediately following a Change in Control (and such Change in Control constitutes a “change in control event” as defined in Treasury Regulations Section 1.409A-3(i)(5)), then, in lieu of the foregoing payments set forth in this Section 5(b)(i), the Company shall pay in a lump sum to the Executive an amount equal to 200% of his Annual Base Salary;

(ii) Pay to the Executive an amount equal to the product of (A) the amount of the Annual Bonus that would have been payable to the Executive pursuant to Section 3(e) if the Executive was still employed as of the applicable Bonus Vesting Date in respect of the fiscal year in which the Date of Termination occurs based on actual individual and Company performance goals in such year (provided, however, that, if the Date of Termination occurs in the fiscal year 2011 and the 2011 Guaranteed Bonus is higher than the Annual Bonus based on the performance goals, the 2011 Guaranteed Bonus shall be used in place of the Annual Bonus for purposes of this clause (A)) and (B) the ratio of (x) the number of days elapsed during the fiscal year during which such termination of employment occurs on or prior to the Date of Termination, to (y) 365. Any amount payable pursuant to this Section 5(b)(ii) shall, subject to Section 24 and Section 5(d), be paid to Executive in accordance with Section 3(e)(i) as if the Executive was still employed on the applicable Bonus Vesting Date, but in no event later than the 15th day of the third month of the fiscal year immediately following the fiscal year in which the Date of Termination occurs (provided that if the Date of Termination is in fiscal year 2011, any amount payable under this Section 5(b)(ii) shall be paid at the Date of Termination and computed based on the 2011 Guaranteed Bonus, and, if the Annual Bonus for 2011 is

determined, based on any applicable Company goals achieved, to be higher than the 2011 Guaranteed Bonus, the amount due under this Section 5(b)(ii) shall be recomputed and the appropriate additional amount due shall be paid to the Executive no later than March 15, 2012); and

(iii) Notwithstanding any provision to the contrary in any equity plan or award agreement with respect to equity awards, cause (A) the Sign-On RSUs which are not vested as of the Date of Termination to become vested in accordance with the terms and conditions of the applicable award agreement, and (B) with respect to the award of the 2011 RSUs, and all Annual Equity Awards subject to service-based vesting, each such award to become vested with respect to a prorated portion thereof based on the ratio of the number of days of employment of the Executive during the applicable service-based vesting period to the total number of days of such service-based vesting period, and (C) with respect to all Annual Equity Awards subject to performance-based vesting, each such award to shall continue to be eligible to become vested in accordance with its terms based on actual performance with respect to a prorated portion of such award based on the ratio of the number of days of employment of the Executive during the applicable performance period to the total number of days of such performance period; provided that, notwithstanding anything to the contrary in this Section 5(b)(iii), (x) if such termination of employment occurs during any period when the Executive is unable to engage in substantial gainful activity that may reasonably be expected to result in Disability, the Company shall, on the Date of Termination, cause (I) the Sign-On RSUs, the 2011 RSUs, and all Annual Equity Awards subject to service-based vesting, to become fully vested and (II) all Annual Equity Awards subject to performance-based vesting to continue to be eligible to become vested in accordance with their terms based on actual performance, and (y) if such termination of employment occurs within the twelve (12)-month period immediately following a Change in Control, the Company shall, on the Date of Termination, cause all equity awards held by the Executive (including, without limitation, the Annual Equity Awards) which are not vested as of the Date of Termination to become vested for the purposes of the 2010 Incentive Award Plan or any other applicable equity plan, and any applicable award agreement(s), deeming, for purposes of awards subject to performance-based vesting, that the Company will attain “target” performance levels.

(c) Termination due to Death or Disability. In the event of the Executive’s termination of employment due to death pursuant to Section 4(a)(i) or by the Company due to Disability pursuant to Section 4(a)(ii), in addition to the payments and benefits described in Section 5(a) above, the Company shall, subject to Section 24 and Section 5(d) and subject (except in the case of death or a Disability so severe as to make such execution impossible) to the Executive’s execution and non-revocation of a Release in accordance with Section 24(c):

(i) Pay to the Executive an amount equal to the product of (A) the amount of the Annual Bonus that would have been payable to the Executive pursuant to Section 3(e) if the Executive was still employed as of the applicable Bonus Vesting Date in respect of the fiscal year in which the Date of Termination occurs based on actual individual and Company performance goals in such year (provided, however, that, if the Date of Termination occurs in fiscal year 2011 and the 2011 Guaranteed Bonus is higher than the Annual Bonus based on the performance goals, the 2011 Guaranteed Bonus shall be used in place of the Annual Bonus for purposes of this clause (A)) and (B) the ratio of (x) the number of days elapsed during the fiscal year during which such termination of employment occurs on or prior to the Date of Termination, to (y) 365. Any amount payable pursuant to this Section 5(c)(i) shall, subject to Section 24 and Section 5(d), be paid to the Executive in accordance with Section 3(e)(i) as if the Executive was still employed on the applicable Bonus Vesting Date in respect of the fiscal year in which the Date of Termination occurs, but in no event later than the 15th day of the third month of the fiscal year immediately following the fiscal year in which the Date of Termination occurs (provided that if the Date of Termination is in fiscal year 2011, any amount payable under this Section 5(c)(i) shall be paid at the Date of Termination and computed based on the 2011 Guaranteed Bonus, and, if the Annual Bonus for 2011 is determined, based on any applicable Company goals achieved, to be higher than the 2011 Guaranteed Bonus, the amount due under this Section 5(c)(i) shall be recomputed and the appropriate additional amount due shall be paid to the Executive no later than March 15, 2012); and

(ii) Notwithstanding any provision to the contrary in any equity plan or award agreement with respect to equity awards, cause (A) with respect to the Sign-On RSUs, the 2011 RSUs, and all Annual Equity Awards subject to service-based vesting, each such award to become fully vested, and (B) with respect to all Annual Equity Awards subject to performance-based vesting, each such award to shall continue to be eligible to become vested in accordance with its terms based on actual performance.

(d) Notwithstanding any other provision of this Agreement, no payment shall be made, and no acceleration in vesting shall occur, pursuant to Section 5(b) or Section 5(c) following the date the Executive first violates Section 6(a), (b), (d), or (e) if the Executive does not cure such violation within 30 days of written notice thereof.

(e) The provisions of this Section 5 shall supersede in their entirety any severance payment provisions in any severance plan, policy, program or other arrangement maintained by the Company.

6.	Restrictive Covenants.

(a) The Executive hereby agrees that the Executive shall not, at any time during the Restricted Period, directly or indirectly engage in, have any interest in (including, without limitation, through the investment of capital or lending of money or property), or manage, operate or otherwise render any services to, any Person (whether on his own or in association with others, as a principal, director, officer, employee, agent, representative, partner, member, security holder, consultant, advisor, independent contractor, owner, investor, participant or in any other capacity) that engages in (either directly or through any subsidiary or Affiliate thereof) the business of marketing or selling any products which directly compete with the products sold by the Company but only if the Executive directly or indirectly engages in, has any interest in (including, without limitation, through the investment of capital or lending of money or property), or manages, operates or otherwise renders any services in connection with, such business (whether on his own or in association with others, as a principal, director, officer, employee, agent, representative, partner, member, security holder, consultant, advisor, independent contractor, owner, investor, participant or in any other capacity). Notwithstanding the foregoing, the Executive shall be permitted to acquire a passive stock or equity interest in such a Person; provided that such stock or other equity interest acquired is less than five percent (5%) of the outstanding interest in such Person.

(b) The Executive hereby agrees that the Executive shall not, at any time during the Restricted Period, directly or indirectly, either for himself or on behalf of any other Person, (i) recruit or otherwise solicit or induce any employee, customer or supplier of the Company to terminate its employment or arrangement with the Company, or otherwise change its relationship with the Company, or (ii) hire, or cause to be hired, any person who both (A) was employed by the Company at any time during the 180-day period before the Date of Termination and (B) was employed by the Company at the time of recruitment, solicitation, inducement or hire, or (x) with respect to any former employee of the Company who following his termination of employment at the Company becomes employed on a full-time basis with another employer prior to any recruitment, solicitation or inducement by the Executive (and who at the time of commencement of such other employment had no intention of becoming employed by the Executive or any Person affiliated with the Executive), at any time during the 90-day period immediately prior to recruitment, solicitation, inducement or hire thereof, or (y) with respect to any other former employee of the Company, at any time during the 180-day period immediately prior to recruitment, solicitation, inducement or hire thereof; provided, however, that any advertising or solicitation not specifically directed at the Company or any of its employees, clients or customers shall not constitute a breach of this Section 6(b) nor shall the hiring of any person pursuant to such advertising or solicitation whose annual compensation is less than $60,000 per annum.

(c) The provisions contained in Sections 6(a) and (b) may be altered and/or waived to be made less restrictive on the Executive with the prior written consent of the Board or the Committee.

(d) Except as the Executive reasonably and in good faith determines to be desirable in the faithful performance of the Executive’s duties hereunder or required in accordance with Section 6(f), the Executive shall, during the Term and after the Date of Termination, maintain in confidence and shall not directly or indirectly, use, disseminate, disclose or publish, for the Executive’s benefit or the benefit of any other Person, any confidential or proprietary information or trade secrets of or relating to the Company, including, without limitation, information with respect to the Company’s operations, processes, protocols, products, inventions, business practices, finances, principals, vendors, suppliers, customers, potential customers, marketing methods, costs, prices, contractual relationships, regulatory status, compensation paid to employees or other terms of employment (“Proprietary Information”), or deliver to any Person, any document, record, notebook, computer program or similar repository of or containing any such Proprietary Information. The Executive’s obligation to maintain and not use, disseminate, disclose or publish, or use for the Executive’s benefit or the benefit of any other Person, any Proprietary Information after the Date of Termination will continue so long as such Proprietary Information is not, or has not by legitimate means become, generally known and in the public domain (other than by means of the Executive’s direct or indirect disclosure of such Proprietary Information) and continues to be maintained as Proprietary Information by the Company. The parties hereby stipulate and agree that as between them, the Proprietary Information identified herein is important, material and affects the successful conduct of the businesses of the Company (and any successor or assignee of the Company).

(e) Upon termination of the Executive’s employment with the Company for any reason, the Executive will promptly deliver to the Company (i) all correspondence, drawings, manuals, letters, notes, notebooks, reports, programs, plans, proposals, financial documents, and any other documents that are Proprietary Information, including all physical and digital copies thereof (the “Materials”); provided, however, that the parties agree that a mutually agreed upon independent law firm shall retain one copy of the Materials in a secure location for archival purposes for the Executive to access solely in connection with any dispute concerning or relating to the Materials provided to the Executive, and (ii) all other Company property (including, without limitation, any personal computer or wireless device and related accessories, keys, credit cards and other similar items) which is in his possession, custody or control.

(f) The Executive may respond to a lawful and valid subpoena or other legal process but shall give the Company prompt notice thereof, and shall use reasonable best efforts, as much in advance of the return date as possible, to make available to the Company and its counsel the documents and other information sought, and shall assist (at the Company’s expense) such counsel in resisting or otherwise responding to such process.

(g) Except as required in connection with any legal dispute between the parties or as required by applicable law or legal process, during the Term and thereafter: (i) the Company shall instruct its then-current Board members, executive officers and authorized Company representatives speaking on behalf of the Company to not willfully make (or direct anyone else to make) any Disparaging remarks, comments or statements about the Executive to any other person or entity; and (ii) the Executive shall not willfully make (or direct anyone else to make) any Disparaging remarks, comments or statements about the Company (including, without limitation, its directors, officers, agents, representatives, partners, members, equity holders or Affiliates) to any other person or entity. For purposes hereof, “Disparaging” written or oral remarks, comments or statements are those that impugn the character, honesty, integrity or morality or business acumen or abilities in connection with any aspect of the operation of business of the individual or entity being disparaged. Notwithstanding the foregoing, the Executive may make truthful statements about any Company employee to any member of the Board or his legal representatives and each Board member may make truthful statements about the Executive to other Board members or the Company’s legal representatives.

(h) Prior to accepting other employment or any other service relationship during the Restricted Period, the Executive shall provide a copy of this Section 6 to any recruiter who assists the Executive in obtaining other employment or any other service relationship and to any employer or other Person with which the Executive obtains future employment or any other service relationship prior to the commencement of such future employment or other service relationship.

(i) In the event the terms of this Section 6 shall be determined by any court of competent jurisdiction to be unenforceable by reason of its extending for too great a period of time or over too great a geographical area or by reason of its being too extensive in any other respect, it will be interpreted to extend only over the maximum period of time for which it may be enforceable, over the maximum geographical area as to which it may be enforceable, or to the maximum extent in all other respects as to which it may be enforceable, all as determined by such court in such action. Any breach or violation by the Executive of the provisions of this Section 6 shall toll the running of any time periods set forth in this Section 6 for the duration of any such breach or violation.

(j) As used in this Section 6, the term “Company” shall include the Company and any direct or indirect subsidiary entity thereof.

7. Injunctive Relief. The Executive recognizes and acknowledges that a breach of the covenants contained in Section 6 will cause irreparable damage to the Company and its goodwill, the exact amount of which will be difficult or impossible to ascertain, and that the remedies at law for any such breach will be inadequate. Accordingly, the Executive agrees that in the event of a breach of any of the covenants contained in Section 6, in addition to any other remedy which may be available at law or in equity, the Company will be entitled to specific performance and injunctive relief.

8.	Parachute Payments.

(a) In the event it shall be determined that any payment or distribution to or for the benefit of the Executive under this Agreement or any other plan, arrangement or agreement with the Company, any person whose actions result in a Change in Control or other change in control or any person affiliated with the Company or such person (the “Payment” and collectively, the “Payments”) would be subject to the excise tax imposed by Section 4999 of the Code (or any similar federal, state or local tax that may hereafter be imposed) or any interest or penalties with respect to such excise tax (collectively, such excise tax, together with any such interest or penalties, the “Excise Tax”), the Company shall pay to the Executive at the time specified in Section 8(b) hereof an additional amount (the “Gross-Up Payment”) such that the net amount retained by Executive, after deduction of any Excise Tax on the Payments and any federal, state and local income tax and Excise Tax upon the payment provided for by this Section 8, shall be equal to the Payments. Notwithstanding anything to the contrary in this Section 8, in no event shall the Company be required to pay to the Executive any amount under this Section 8 with respect to any taxes or interest that may arise as a result of Section 409A.

(b) All determinations required to be made under this Section 8 shall be made in writing by a nationally recognized public accounting firm selected by the Company and subject to the approval of the Executive, which approval shall not be unreasonably withheld, and such determinations shall be final and binding on the Company and the Executive and detailed supporting calculations shall be provided to the Company and the Executive. Any fees incurred as a result of work performed by any independent accounting firm pursuant to this Section 8 shall be paid by the Company. The Gross-Up Payment provided for in this Section 8 shall be made not later than the date the applicable Excise Tax with respect to which the portion of the Gross-Up Payment relates is due. In no event shall any payment made to the Executive pursuant to this Section 8 be made later than the last day of the calendar year following the calendar year in which the applicable Excise Tax is paid by the Executive.

(c) For purposes of determining the amount of the Gross-Up Payment, the Executive shall be deemed to pay federal income taxes at the highest marginal rate of federal income taxation in the calendar year in which the Gross-Up Payment is to be made and state and local income taxes at the highest marginal rate of taxation in the state and locality of the Executive’s residence on the date of the applicable Payment with respect to which the portion of the Gross-Up Payment relates, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes. In the event that the Excise Tax is subsequently determined to be less than the amount taken into account hereunder for purposes of determining the Gross-Up Payment, the Executive shall repay to the Company within ten days after the time that the amount of such reduction in Excise Tax is finally determined the portion of the Gross-Up Payment attributable to such reduction (plus the portion of the Gross-Up Payment attributable to the Excise Tax and federal and state and local income tax imposed on the Gross-Up Payment being repaid by the Executive if such repayment results in a reduction in Excise Tax and/or federal and state and local income tax deduction). In the event that the Excise Tax is determined to exceed the amount taken into account hereunder at the time of the applicable Payment with respect to which the portion of the Gross-Up Payment relates (including by reason of any payment the existence or amount of which cannot be determined at the time of the Gross-Up Payment), the Company shall make an additional gross-up payment in respect of such excess within ten days after the time that the amount of such excess is finally determined.

9. Attorneys’ Fees. The Company shall pay the Executive’s reasonable and documented attorneys’ fees and expenses incurred by him in connection with the review and negotiation of this Agreement, up to a maximum of $25,000.

10. Assignment and Successors. The Company may (a) assign its rights and obligations under this Agreement to any entity, including any successor to all or substantially all the assets of the Company, by merger or otherwise, and (b) may assign or encumber this Agreement and its rights hereunder as security for indebtedness of the Company and its Affiliates; provided, however, that no assignment or encumbrance pursuant to Section 10(b) shall relieve the Company of any of its obligations hereunder. The Executive may not assign the Executive’s rights or obligations under this Agreement to any individual or entity. This Agreement shall be binding upon and inure to the benefit of the Company, the Executive and their respective successors, assigns, personnel and legal representatives, executors, administrators, heirs, distributees, devisees, and legatees, as applicable.

11. Governing Law. This Agreement shall be governed, construed, interpreted and enforced in accordance with the substantive laws of the Commonwealth of Massachusetts, without giving effect to any principles of conflicts of law, whether of the Commonwealth of Massachusetts or any other jurisdiction, and where applicable, the laws of the United States, that would result in the application of the laws of any other jurisdiction.

12. Validity. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

13. Notices. Any notice, request, claim, demand, document and other communication hereunder to any party hereto shall be effective upon receipt (or refusal of receipt) and shall be in writing and delivered personally or sent by telex, telecopy, or certified or registered mail, postage prepaid, to the following address (or at any other address as any party hereto shall have specified by notice in writing to the other party hereto):

(a)	If to the Company:

GSI Group Inc.
125 Middlesex Turnpike
Bedford, MA 01730-1409
Attn: Vice President, Corporate Resources
Facsimile: (781) 266-5115

Copy to:

Latham & Watkins LLP
885 Third Avenue
New York, New York 10022-4802
Attn: James C. Gorton
Bradd L. Williamson
Facsimile: (212) 751-4864

(b)	If to the Executive, at the address set forth on the signature page hereto.

Copy to:

Whalen LLP
19000 MacArthur, Ste. 600
Irvine, CA 92612
Attn: Michael Whalen
Facsimile: (949) 833-1709

14. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same Agreement.

15. Entire Agreement. The terms of this Agreement (together with any other agreements and instruments contemplated hereby or referred to herein) is intended by the parties hereto to be the final expression of their agreement with respect to the employment of the Executive by the Company and may not be contradicted by evidence of any prior or contemporaneous agreement (including, without limitation, any term sheet or offer letter). The parties hereto further intend that this Agreement shall constitute the complete and exclusive statement of its terms and that no extrinsic evidence whatsoever may be introduced in any judicial, administrative, or other legal proceeding to vary the terms of this Agreement.

16. Amendments; Waivers. This Agreement may not be modified, amended, or terminated except by an instrument in writing, signed by the Executive and a duly authorized officer of the Company and approved by the Board, which expressly identifies the amended provision of this Agreement. By an instrument in writing similarly executed and approved by the Board, the Executive or a duly authorized officer of the Company may waive compliance by the other party or parties hereto with any provision of this Agreement that such other party was or is obligated to comply with or perform; provided, however, that such waiver shall not operate as a waiver of, or estoppel with respect to, any other or subsequent failure to comply or perform. No failure to exercise and no delay in exercising any right, remedy, or power hereunder shall preclude any other or further exercise of any other right, remedy, or power provided herein or by law or in equity.

17. No Inconsistent Actions. The parties hereto shall not voluntarily undertake or fail to undertake any action or course of action inconsistent with the provisions or essential intent of this Agreement. Furthermore, it is the intent of the parties hereto to act in a fair and reasonable manner with respect to the interpretation and application of the provisions of this Agreement.

18. Construction. This Agreement shall be deemed drafted equally by both of the parties hereto. Its language shall be construed as a whole and according to its fair meaning. Any presumption or principle that the language is to be construed against any party hereto shall not apply. The headings in this Agreement are only for convenience and are not intended to affect construction or interpretation. Any references to paragraphs, subparagraphs, sections or subsections are to those parts of this Agreement, unless the context clearly indicates to the contrary. Also, unless the context clearly indicates to the contrary, (a) the plural includes the singular and the singular includes the plural; (b) “and” and “or” are each used both conjunctively and disjunctively; (c) “any,” “all,” “each,” or “every” means “any and all,” and “each and every”; (d) “includes” and “including” are each “without limitation”; (e) “herein,” “hereof,” “hereunder” and other similar compounds of the word “here” refer to the entire Agreement and not to any particular paragraph, subparagraph, section or subsection; and (f) all pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the entities or persons referred to may require.

19.	Dispute Resolution

(a) With respect to disputes and claims hereunder, each of the parties irrevocably submits to the exclusive jurisdiction of any court of competent jurisdiction sitting in Middlesex Country, Massachusetts, for the purposes of any suit, action or other proceeding arising out of this Agreement, any related agreement or any transaction contemplated hereby or thereby. Each of the parties hereto further agrees that service of any process, summons, notice or document by U.S. registered mail to such party’s respective address set forth or described in Section 13 shall be effective service of process for any action, suit or proceeding in any court of competent jurisdiction sitting in Middlesex Country, Massachusetts with respect to any matters to which it has submitted to jurisdiction in this Section 19. Each of the parties hereto irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement, any related document or the transactions contemplated hereby and thereby in any court of competent jurisdiction sitting in Middlesex County, Massachusetts, and hereby and thereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

(b) As a specifically bargained for inducement for each of the parties hereto to enter into this Agreement (after having the opportunity to consult with counsel), each party hereto expressly waives the right to trial by jury in any lawsuit or proceeding relating to or arising in any way from this Agreement or the matters contemplated hereby.

20. Enforcement. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term of this Agreement, such provision shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a portion of this Agreement; and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of such illegal, invalid or unenforceable provision there shall be added automatically as part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

21. Withholding. The Company shall be entitled to withhold from any amounts payable under this Agreement, any federal, state, local or foreign withholding or other taxes or charges which the Company is required to withhold. The Company shall be entitled to rely on an opinion of counsel if any questions as to the amount or requirement of withholding shall arise.

22. Absence of Conflicts; Executive Acknowledgement; Confidentiality. The Executive hereby represents that from and after the Effective Date the performance of the Executive’s duties hereunder will not breach any other agreement to which the Executive is a party. The Executive acknowledges that the Executive has read and understands this Agreement, is fully aware of its legal effect, has not acted in reliance upon any representations or promises made by the Company other than those contained in writing herein, and has entered into this Agreement freely based on the Executive’s own judgment.

23. Survival. The expiration or termination of the Term shall not impair the rights or obligations of any party hereto which shall have accrued prior to such expiration or termination (including, without limitation, pursuant to the provisions of Section 6 hereof).

24.	Section 409A.

(a) General. The parties hereto acknowledge and agree that, to the extent applicable, this Agreement shall be interpreted in accordance with, and incorporate the terms and conditions required by, Section 409A. Notwithstanding any provision of this Agreement to the contrary, in the event that the Company determines that any amounts payable hereunder will be immediately taxable to the Executive under Section 409A, the Company reserves the right (without any obligation to do so or to indemnify the Executive for failure to do so) to (i) adopt such amendments to this Agreement and appropriate policies and procedures, including amendments and policies with retroactive effect, that the Company determines to be necessary or appropriate to preserve the intended tax treatment of the benefits provided by this Agreement, to preserve the economic benefits of this Agreement and to avoid less favorable accounting or tax consequences for the Company and/or (ii) take such other actions as the Company determines to be necessary or appropriate to exempt the amounts payable hereunder from Section 409A or to comply with the requirements of Section 409A and thereby avoid the application of penalty taxes thereunder. No provision of this Agreement shall be interpreted or construed to transfer any liability for failure to comply with the requirements of Section 409A from the Executive or any other individual to the Company or any of its Affiliates, employees or agents.

(b) Separation from Service under Section 409A. Notwithstanding any provision to the contrary in this Agreement: (i) no amount shall be payable pursuant to Section 5(b) or 5(c) unless the termination of the Executive’s employment constitutes a “separation from service” within the meaning of Section 1.409A-1(h) of the Department of Treasury Regulations; (ii) for purposes of Section 409A, the Executive’s right to receive installment payments pursuant to Section 5(b) or 5(c) shall be treated as a right to receive a series of separate and distinct payments; and (iii) to the extent that any reimbursement of expenses or in-kind benefits constitutes “deferred compensation” under Section 409A, such reimbursement or benefit shall be provided no later than December 31 of the year following the year in which the expense was incurred. The amount of expenses reimbursed in one year shall not affect the amount eligible for reimbursement in any subsequent year. The amount of any in-kind benefits provided in one year shall not affect the amount of in-kind benefits provided in any other year. Notwithstanding any provision to the contrary in this Agreement, if the Executive is deemed at the time of his separation from service to be a “specified employee” for purposes of Section 409A(a)(2)(B)(i) of the Code, to the extent delayed commencement of any portion of the termination benefits to which the Executive is entitled under this Agreement is required in order to avoid a prohibited distribution under Section 409A(a)(2)(B)(i) of the Code, such portion of the Executive’s termination benefits shall not be provided to the Executive prior to the earlier of (A) the expiration of the six-month period measured from the date of the Executive’s “separation from service” with the Company (as such term is defined in the Treasury Regulations issued under Section 409A of the Code) or (B) the date of the Executive’s death; upon the earlier of such dates, all payments deferred pursuant to this sentence shall be paid in a lump sum to the Executive, and any remaining payments due under the Agreement shall be paid as otherwise provided herein.

(c) Release. Notwithstanding anything to the contrary in this Agreement, to the extent that any payments of “nonqualified deferred compensation” (within the meaning of Section 409A) due under this Agreement as a result of the Executive’s termination of employment are subject to the Executive’s execution and delivery of a Release, (i) the Company shall deliver the Release to the Executive within seven (7) days following the Date of Termination, and (ii) if the Executive fails to execute the Release on or prior to the Release Expiration Date (as defined below) or timely revokes his acceptance of the Release thereafter, the Executive shall not be entitled to any payments or benefits otherwise conditioned on the Release. For purposes of this Section 24(c), “Release Expiration Date” shall mean the date that is twenty-one (21) days following the date upon which the Company timely delivers the Release to the Executive, or, in the event that the Executive’s termination of employment is “in connection with an exit incentive or other employment termination program” (as such phrase is defined in the Age Discrimination in Employment Act of 1967), the date that is forty-five (45) days following such delivery date. To the extent that any payments of nonqualified deferred compensation (within the meaning of Section 409A) due under this Agreement as a result of the Executive’s termination of employment are delayed pursuant to this Section 24(c), such amounts shall be paid in a lump sum on the first payroll date to occur on or after the 60th day following the date of Executive’s termination of employment, provided that Executive executes and does not revoke the Release prior to such 60th day (and any applicable revocation period has expired).

25. Compensation Recovery Policy. The Executive acknowledges and agrees that, to the extent the Company adopts any clawback or similar policy pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act, and any rules and regulations promulgated thereunder, he shall take all action necessary or appropriate to comply with such policy (including, without limitation, entering into any further agreements, amendments or policies necessary or appropriate to implement and/or enforce such policy). For the avoidance of doubt, other than as provided in this Agreement (including, this Section 25), or as otherwise required by applicable law or by the rules of any securities exchange or automated quotation system on which shares of the Company’s capital stock are listed, quoted or traded, no vested equity award described in this Agreement shall be subject to any payment, termination or forfeiture obligation described in Section 11.5(a) of the 2010 Incentive Award Plan and the Executive shall not be required, and no award under such plan shall be conditioned on requiring Executive, to enter into any other agreement to the contrary.

26. Full Settlement. The Company’s obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Executive or others. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement and such amounts shall not be reduced whether or not the Executive obtains other employment.

27. Conflicts. To the extent this Agreement describes equity awards that shall be issued pursuant to the 2010 Incentive Award Plan, such equity awards shall be subject to the 2010 Incentive Award Plan; provided that, in the event of a conflict between any term or provision contained herein and a term or provision of the 2010 Incentive Award Plan, the applicable term or provision of this Agreement will govern and prevail.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date and year first above written.

COMPANY

By:	/s/ Stephen W. Bershad
Name: Stephen Bershad
Title: Chairman of the Board

EXECUTIVE

By:	/s/ John Roush
John Roush

Residence Address:

EXHIBIT A

GSI GROUP INC.

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (this “Agreement”) is dated as of November 16, 2010 and is between GSI Group Inc., a corporation organized under the laws of the province of New Brunswick (the “Company”), and John Roush (“Indemnitee”).

RECITALS

A. Indemnitee’s service to the Company substantially benefits the Company.

B. Individuals are reluctant to serve as directors or officers of corporations or in certain other capacities unless they are provided with adequate protection through insurance or indemnification against the risks of claims and actions against them arising out of such service.

C. Indemnitee does not regard the protection currently provided by applicable law, the Company’s governing documents and any insurance as adequate under the present circumstances, and Indemnitee may not be willing to serve as a director or officer without additional protection.

D. In order to induce Indemnitee to continue to provide services to the Company, it is reasonable, prudent and necessary for the Company to contractually obligate itself to indemnify, and to advance expenses on behalf of, Indemnitee as permitted by applicable law.

E. This Agreement is a supplement to and in furtherance of the indemnification provided in the Company’s bylaws, and any resolutions adopted pursuant thereto, and this Agreement shall not be deemed a substitute therefor, nor shall this Agreement be deemed to limit, diminish or abrogate any rights of Indemnitee thereunder.

The parties therefore agree as follows:

1. Definitions.

(a) A “Change in Control” shall be deemed to occur upon the earliest to occur after the Effective Date (as defined in that certain Employment Agreement by and between the Company and Indemnitee dated as of November 16, 2010) of any of the following events:

(i) Acquisition of Stock by Third Party. Any Person (as defined below) is or becomes the Beneficial Owner (as defined below), directly or indirectly, of securities of the Company representing fifteen percent (15%) or more of the combined voting power of the Company’s then outstanding securities;

(ii) Change in Board Composition. During any period of two consecutive years (not including any period prior to the Effective Date), individuals who at the beginning of such period constitute the Company’s board of directors, and any new directors (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in Sections 1(a)(i), 1(a)(iii) or 1(a)(iv)) whose election by the board of directors or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the members of the Company’s board of directors;

(iii) Corporate Transactions. The effective date of a merger or consolidation of the Company with any other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the surviving entity outstanding immediately after such merger or consolidation and with the power to elect at least a majority of the board of directors or other governing body of such surviving entity;

(iv) Liquidation. The approval by the stockholders of the Company of a complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets; and

(v) Other Events. Any other event of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or in response to any similar item on any similar schedule or form) promulgated under the Securities Exchange Act of 1934, as amended, whether or not the Company is then subject to such reporting requirement.

For purposes of this Section 1(a), the following terms shall have the following meanings:

(1) “Person” shall have the meaning as set forth in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended; provided, however, that “Person” shall exclude (i) the Company, (ii) any trustee or other fiduciary holding securities under an employee benefit plan of the Company, and (iii) any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

(2) “Beneficial Owner” shall have the meaning given to such term in Rule 13d-3 under the Securities Exchange Act of 1934, as amended; provided, however, that “Beneficial Owner” shall exclude any Person otherwise becoming a Beneficial Owner by reason of (i) the stockholders of the Company approving a merger of the Company with another entity or (ii) the Company’s board of directors approving a sale of securities by the Company to such Person.

(b) “Corporate Status” describes the status of a person who is or was a director, trustee, general partner, managing member, officer, employee, agent or fiduciary of the Company or any other Enterprise.

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(c) “Disinterested Director” means a director of the Company who is not and was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee.

(d) “Enterprise” means the Company and any other corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise of which Indemnitee is or was serving at the request of the Company as a director, trustee, general partner, managing member, officer, employee, agent or fiduciary.

(e) “Expenses” include all reasonable attorneys’ fees, retainers, court costs, transcript costs, fees and costs of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, or otherwise participating in, a Proceeding. Expenses also include (i) Expenses incurred in connection with any appeal resulting from any Proceeding, including without limitation the premium, security for, and other costs relating to any cost bond, supersedeas bond or other appeal bond or their equivalent, and (ii) for purposes of Section 12(d), Expenses incurred by Indemnitee in connection with the interpretation, enforcement or defense of Indemnitee’s rights under this Agreement or under any directors’ and officers’ liability insurance policies maintained by the Company. Expenses, however, shall not include amounts paid in settlement by Indemnitee or the amount of judgments or fines against Indemnitee.

(f) “Independent Counsel” means a law firm, or a partner or member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past five years has been, retained to represent (i) the Company or Indemnitee in any matter material to either such party (other than as Independent Counsel with respect to matters concerning Indemnitee under this Agreement, or other indemnitees under similar indemnification agreements), or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.

(g) “NBBCA” means the New Brunswick Business Corporations Act.

(h) “Proceeding” means any threatened, pending or completed action, suit, arbitration, mediation, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or proceeding, whether brought in the right of the Company or otherwise and whether of a civil, criminal, administrative or investigative nature, including any appeal therefrom and including without limitation any such Proceeding pending as of the date of this Agreement, in which Indemnitee was, is or will be involved as a party, a potential party, a non-party witness or otherwise by reason of (i) the fact that Indemnitee is or was a director or officer of the Company, (ii) any action taken by Indemnitee or any action or inaction on Indemnitee’s part while acting as a director or officer of the Company, or (iii) the fact that he or she is or was serving at the request of

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the Company as a director, trustee, general partner, managing member, officer, employee, agent or fiduciary of the Company or any other Enterprise, in each case whether or not serving in such capacity at the time any liability or Expense is incurred for which indemnification or advancement of expenses can be provided under this Agreement.

(i) Reference to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; references to “serving at the request of the Company” shall include any service as a director, officer, employee or agent of the Company which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to in this Agreement.

2. Indemnity in Third-Party Proceedings. The Company shall indemnify Indemnitee in accordance with the provisions of this Section 2 if Indemnitee is, or is threatened to be made, a party to or a participant in any Proceeding, other than a Proceeding by or in the right of the Company to procure a judgment in its favor. Pursuant to this Section 2, Indemnitee shall be indemnified to the fullest extent permitted by applicable law against all Expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by Indemnitee or on his or her behalf in connection with such Proceeding or any claim, issue or matter therein, if Indemnitee acted honestly and in good faith with a view to the best interests of the Company, and in the case of a criminal or administrative Proceeding that is enforced by a monetary penalty, that person had reasonable grounds for believing that that person’s conduct was lawful.

3. Indemnity in Proceedings by or in the Right of the Company. The Company shall, with the leave of the court, indemnify Indemnitee to the fullest extent permitted by applicable law against all Expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by Indemnitee or on his or her behalf in if Indemnitee is, or is threatened to be made, a party to or a participant in any Proceeding by or in the right of the Company to procure a judgment in its favor, provided that the person acted honestly and in good faith with a view to the best interests of the Company, and in the case of a criminal or administrative Proceeding that is enforced by a monetary penalty, that person had reasonable grounds for believing that that person’s conduct was lawful. In respect to any indemnifiable event pursuant to this Section 3, the Company shall take all necessary action to petition the appropriate court to indemnify the Indemnitee and each Indemnitee shall have the right to participate as a party in such action directly or through his or her counsel; provided, however, the Company shall not be required to advocate any particular position in such action if the Company’s Board of Directors shall have determined that doing so would constitute a breach of the fiduciary duties of directors.

4. Indemnification for Expenses of a Party Who is Wholly or Partly Successful. To the extent that Indemnitee is a party to or a participant in and is successful (on the merits or otherwise) in defense of any Proceeding or any claim, issue or matter therein, the Company shall indemnify Indemnitee against all Expenses actually and reasonably

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incurred by Indemnitee or on Indemnitee’s behalf in connection therewith. To the extent permitted by applicable law, if Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, in defense of one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with (a) each successfully resolved claim, issue or matter and (b) any claim, issue or matter related to any such successfully resolved claim, issuer or matter. For purposes of this section, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

5. Indemnification for Expenses of a Witness. To the extent that Indemnitee is, by reason of his or her Corporate Status, a witness in any Proceeding to which Indemnitee is not a party, Indemnitee shall be indemnified to the extent permitted by applicable law against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection therewith.

6. Additional Indemnification.

(a) Notwithstanding any limitation in Sections 2, 3 or 4, the Company shall indemnify Indemnitee to the fullest extent permitted by applicable law if Indemnitee is, or is threatened to be made, a party to or a participant in any Proceeding (including a Proceeding by or in the right of the Company to procure a judgment in its favor) against all Expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by Indemnitee or on his or her behalf in connection with the Proceeding or any claim, issue or matter therein.

(b) For purposes of Section 6(a), the meaning of the phrase “to the fullest extent permitted by applicable law” shall include, but not be limited to:

(i) the fullest extent permitted by the provision of the NBBCA that authorizes or contemplates additional indemnification by agreement, or the corresponding provision of any amendment to or replacement of the NBBCA; and

(ii) the fullest extent authorized or permitted by any amendments to or replacements of the NBBCA adopted after the date of this Agreement that increase the extent to which a corporation may indemnify its officers and directors.

7. Exclusions. Notwithstanding any provision in this Agreement, the Company shall not be obligated under this Agreement to make any indemnity in connection with any Proceeding (or any part of any Proceeding):

(a) for which payment has actually been made to or on behalf of Indemnitee under any statute, insurance policy, indemnity provision, vote or otherwise, except with respect to any excess beyond the amount paid;

(b) for an accounting or disgorgement of profits pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended, or similar provisions of federal, state or local statutory law or common law, if Indemnitee is held liable therefor (including pursuant to any settlement arrangements);

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(c) for any reimbursement of the Company by Indemnitee of any bonus or other incentive-based or equity-based compensation or of any profits realized by Indemnitee from the sale of securities of the Company, as required in each case under the Securities Exchange Act of 1934, as amended (including any such reimbursements that arise from an accounting restatement of the Company pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), or the payment to the Company of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 306 of the Sarbanes-Oxley Act);

(d) initiated by Indemnitee, including any Proceeding (or any part of any Proceeding) initiated by Indemnitee against the Company or its directors, officers, employees, agents or other indemnitees, unless (i) the Company’s board of directors authorized the Proceeding (or the relevant part of the Proceeding) prior to its initiation, (ii) the Company provides the indemnification, in its sole discretion, pursuant to the powers vested in the Company under applicable law, (iii) otherwise authorized in Section 12(d) or (iv) otherwise required by applicable law; or

(e) if prohibited by applicable law.

8. Advances of Expenses. The Company shall advance the Expenses incurred by Indemnitee in connection with any Proceeding, and such advancement shall be made as soon as reasonably practicable, but in any event no later than 60 days, after the receipt by the Company of a written statement or statements requesting such advances from time to time (which shall include invoices received by Indemnitee in connection with such Expenses but, in the case of invoices in connection with legal services, any references to legal work performed or to expenditure made that would cause Indemnitee to waive any privilege accorded by applicable law shall not be included with the invoice). Advances shall be unsecured and interest free. Indemnitee hereby undertakes to repay any advance to the extent that it is ultimately determined that Indemnitee is not entitled to be indemnified by the Company. Prior to, and as a prerequisite to, any advancement of Expenses pursuant to this Section 8, the Company may require the Indemnitee to post a bond or provide similar assurance of Indemnitee’s ability to repay any such advanced Expenses to the extent that it is ultimately determined that Indemnitee is not entitled to be indemnified by the Company. This Section 8 shall not apply to the extent advancement is prohibited by law and shall not apply to any Proceeding for which indemnity is not permitted under this Agreement, but shall apply to any Proceeding referenced in Section 7(b) or 7(c) prior to a determination that Indemnitee is not entitled to be indemnified by the Company.

9. Procedures for Notification and Defense of Claim.

(a) Indemnitee shall notify the Company in writing of any matter with respect to which Indemnitee intends to seek indemnification or advancement of Expenses as soon as reasonably practicable following the receipt by Indemnitee of notice thereof. The written notification to the Company shall include, in reasonable detail, a description of the nature of the Proceeding and the facts underlying the Proceeding. The failure by Indemnitee to notify the Company will not relieve the Company from any liability which it may have to Indemnitee hereunder or otherwise than under this Agreement, and any delay in so notifying the Company shall not constitute a waiver by Indemnitee of any rights.

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(b) If, at the time of the receipt of a notice of a Proceeding pursuant to the terms hereof, the Company has directors’ and officers’ liability insurance in effect, the Company shall give prompt notice of the commencement of the Proceeding to the insurers in accordance with the procedures set forth in the applicable policies. The Company shall thereafter take all commercially-reasonable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policies.

(c) In the event the Company may be obligated to make any indemnity in connection with a Proceeding, the Company shall be entitled to assume the defense of such Proceeding with counsel approved by Indemnitee, which approval shall not be unreasonably withheld, upon the delivery to Indemnitee of written notice of its election to do so. After delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by the Company, the Company will not be liable to Indemnitee for any fees or expenses of counsel subsequently incurred by Indemnitee with respect to the same Proceeding. Notwithstanding the Company’s assumption of the defense of any such Proceeding, the Company shall be obligated to pay the fees and expenses of Indemnitee’s counsel to the extent (i) the employment of counsel by Indemnitee is authorized by the Company, (ii) counsel for the Company or Indemnitee shall have reasonably concluded that there is a conflict of interest between the Company and Indemnitee in the conduct of any such defense such that Indemnitee needs to be separately represented, (iii) the fees and expenses are non-duplicative and reasonably incurred in connection with Indemnitee’s role in the Proceeding despite the Company’s assumption of the defense, (iv) the Company is not financially or legally able to perform its indemnification obligations or (v) the Company shall not have retained, or shall not continue to retain, such counsel to defend such Proceeding. The Company shall have the right to conduct such defense as it sees fit in its sole discretion. Regardless of any provision in this Agreement, Indemnitee shall have the right to employ counsel in any Proceeding at Indemnitee’s personal expense. The Company shall not be entitled, without the consent of Indemnitee, to assume the defense of any claim brought by or in the right of the Company.

(d) Indemnitee shall give the Company such information and cooperation in connection with the Proceeding as may be reasonably appropriate.

(e) The Company shall not be liable to indemnify Indemnitee for any settlement of any Proceeding (or any part thereof) without the Company’s prior written consent, which shall not be unreasonably withheld.

(f) The Company shall have the right to settle any Proceeding (or any part thereof) without the consent of Indemnitee.

10. Procedures upon Application for Indemnification.

(a) To obtain indemnification, Indemnitee shall submit to the Company a written request, including therein or therewith such documentation and information as is

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reasonably available to Indemnitee. Any delay in providing the request will not relieve the Company from its obligations under this Agreement, except to the extent such failure is prejudicial.

(b) Upon written request by Indemnitee for indemnification pursuant to Section 10(a), a determination with respect to Indemnitee’s entitlement thereto pursuant to and in accordance with the terms hereof shall be made in the specific case (i) if a Change in Control shall have occurred, by Independent Counsel in a written opinion to the Company’s board of directors, a copy of which shall be delivered to Indemnitee or (ii) if a Change in Control shall not have occurred, (A) by a majority vote of the Disinterested Directors, even though less than a quorum of the Company’s board of directors, (B) by a committee of Disinterested Directors designated by a majority vote of the Disinterested Directors, even though less than a quorum of the Company’s board of directors, (C) if there are no such Disinterested Directors or, if such Disinterested Directors so direct, by Independent Counsel in a written opinion to the Company’s board of directors, a copy of which shall be delivered to Indemnitee or (D) if so directed by the Company’s board of directors, by the stockholders of the Company. If it is so determined that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within ten days after such determination. Indemnitee shall cooperate with the person, persons or entity making the determination with respect to Indemnitee’s entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information that is not privileged or otherwise protected from disclosure and that is reasonably available to Indemnitee and reasonably necessary to such determination. Any costs or expenses (including attorneys’ fees and disbursements) reasonably incurred by Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Company, to the extent permitted by applicable law.

(c) In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 10(b), the Independent Counsel shall be selected as provided in this Section 10(c). If a Change in Control shall not have occurred, the Independent Counsel shall be selected by the Company’s board of directors, and the Company shall give written notice to Indemnitee advising him or her of the identity of the Independent Counsel so selected. If a Change in Control shall have occurred, the Independent Counsel shall be selected by Indemnitee (unless Indemnitee shall request that such selection be made by the Company’s board of directors, in which event the preceding sentence shall apply), and Indemnitee shall give written notice to the Company advising it of the identity of the Independent Counsel so selected. In either event, Indemnitee or the Company, as the case may be, may, within ten days after such written notice of selection shall have been given, deliver to the Company or to Indemnitee, as the case may be, a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Section 1 of this Agreement, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected shall act as Independent Counsel. If such written objection is so made and substantiated, the Independent Counsel so selected may not serve as Independent Counsel unless and until

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such objection is withdrawn or a court has determined that such objection is without merit. If, within 20 days after the later of (i) submission by Indemnitee of a written request for indemnification pursuant to Section 10(a) hereof and (ii) the final disposition of the Proceeding, the parties have not agreed upon an Independent Counsel, either the Company or Indemnitee may petition a court of competent jurisdiction for resolution of any objection which shall have been made by the Company or Indemnitee to the other’s selection of Independent Counsel and for the appointment as Independent Counsel of a person selected by the court or by such other person as the court shall designate, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel under Section 10(b) hereof. Upon the due commencement of any judicial proceeding or arbitration pursuant to Section 12(a) of this Agreement, the Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).

(d) The Company agrees to pay the reasonable fees and expenses of any Independent Counsel and to fully indemnify such counsel against any and all Expenses, claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

11. Presumptions and Effect of Certain Proceedings.

(a) In making a determination with respect to entitlement to indemnification hereunder, the person, persons or entity making such determination shall, to the fullest extent not prohibited by law, presume that Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with Section 10(a) of this Agreement, and the Company shall, to the fullest extent not prohibited by law, have the burden of proof to overcome that presumption in connection with the making by such person, persons or entity of any determination contrary to that presumption.

(b) The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that his or her conduct was unlawful.

(c) For purposes of any determination of good faith, Indemnitee shall be deemed to have acted in good faith to the extent Indemnitee relied in good faith on (i) the records or books of account of the Enterprise, including financial statements, (ii) information supplied to Indemnitee by the officers of the Enterprise in the course of their duties, (iii) the advice of legal counsel for the Enterprise or its board of directors or counsel selected by any committee of the board of directors or (iv) information or records given or reports made to the Enterprise by an independent certified public accountant, an appraiser, investment banker or other expert selected with reasonable care by the

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Enterprise or its board of directors or any committee of the board of directors. The provisions of this Section 11(c) shall not be deemed to be exclusive or to limit in any way the other circumstances in which Indemnitee may be deemed to have met the applicable standard of conduct set forth in this Agreement.

(d) Neither the knowledge, actions nor failure to act of any other director, officer, agent or employee of the Enterprise shall be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement.

12. Remedies of Indemnitee.

(a) Subject to Section 12(e), in the event that (i) a determination is made pursuant to Section 10 of this Agreement that Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of Expenses is not timely made pursuant to Section 8 or 12(d) of this Agreement, (iii) no determination of entitlement to indemnification shall have been made pursuant to Section 10 of this Agreement within 90 days after the later of the receipt by the Company of the request for indemnification or the final disposition of the Proceeding, (iv) payment of indemnification pursuant to this Agreement is not made (A) within ten days after a determination has been made that Indemnitee is entitled to indemnification or (B) with respect to indemnification pursuant to Sections 4, 5 and 12(d) of this Agreement, within 30 days after receipt by the Company of a written request therefor, or (v) the Company or any other person or entity takes or threatens to take any action to declare this Agreement void or unenforceable, or institutes any litigation or other action or proceeding designed to deny, or to recover from, Indemnitee the benefits provided or intended to be provided to Indemnitee hereunder, Indemnitee shall be entitled to an adjudication by a court of competent jurisdiction of his or her entitlement to such indemnification or advancement of Expenses. Alternatively, Indemnitee, at his or her option, may seek an award in arbitration with respect to his or her entitlement to such indemnification or advancement of Expenses, to be conducted by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association. Indemnitee shall commence such proceeding seeking an adjudication or an award in arbitration within 180 days following the date on which Indemnitee first has the right to commence such proceeding pursuant to this Section 12(a); provided, however, that the foregoing clause shall not apply in respect of a proceeding brought by Indemnitee to enforce his or her rights under Section 4 of this Agreement. The Company shall not oppose Indemnitee’s right to seek any such adjudication or award in arbitration in accordance with this Agreement.

(b) Neither (i) the failure of the Company, its board of directors, any committee or subgroup of the board of directors, Independent Counsel or stockholders to have made a determination that indemnification of Indemnitee is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor (ii) an actual determination by the Company, its board of directors, any committee or subgroup of the board of directors, Independent Counsel or stockholders that Indemnitee has not met the applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has or has not met the applicable standard of conduct. In the event that a determination shall have been made pursuant to Section 10 of this Agreement that Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration

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commenced pursuant to this Section 12 shall be conducted in all respects as a de novo trial, or arbitration, on the merits, and Indemnitee shall not be prejudiced by reason of that adverse determination. In any judicial proceeding or arbitration commenced pursuant to this Section 12, the Company shall, to the fullest extent not prohibited by law, have the burden of proving Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be.

(c) To the fullest extent not prohibited by law, the Company shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 12 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Company is bound by all the provisions of this Agreement. If a determination shall have been made pursuant to Section 10 of this Agreement that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 12, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statements not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law.

(d) To the extent not prohibited by law, the Company shall indemnify Indemnitee against all Expenses that are incurred by Indemnitee in connection with any action for indemnification or advancement of Expenses from the Company under this Agreement or under any directors’ and officers’ liability insurance policies maintained by the Company to the extent Indemnitee is successful in such action, and, if requested by Indemnitee, shall (as soon as reasonably practicable, but in any event no later than 60 days, after receipt by the Company of a written request therefor) advance such Expenses to Indemnitee, subject to the provisions of Section 8.

(e) Notwithstanding anything in this Agreement to the contrary, no determination as to entitlement to indemnification shall be required to be made prior to the final disposition of the Proceeding.

13. Contribution. To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee, the Company, in lieu of indemnifying Indemnitee, shall contribute to the amounts incurred by Indemnitee, whether for Expenses, judgments, fines or amounts paid or to be paid in settlement, in connection with any claim relating to an indemnifiable event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (i) the relative benefits received by the Company and Indemnitee as a result of the events and transactions giving rise to such Proceeding; and (ii) the relative fault of Indemnitee and the Company (and its other directors, officers, employees and agents) in connection with such events and transactions.

14. Non-exclusivity. The rights of indemnification and to receive advancement of Expenses as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the

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Company’s bylaws, any agreement, a vote of stockholders or a resolution of directors, or otherwise. To the extent that a change in law, whether by statute or judicial decision, permits greater indemnification or advancement of Expenses than would be afforded currently under the Company’s bylaws and this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change, subject to the restrictions expressly set forth herein or therein. Except as expressly set forth herein, no right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. Except as expressly set forth herein, the assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.

15. Intentionally Omitted.

16. No Duplication of Payments. The Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder (or for which advancement is provided hereunder) if and to the extent that Indemnitee has otherwise actually received payment for such amounts under any insurance policy, contract, agreement or otherwise.

17. Insurance. The Company shall maintain an insurance policy or policies providing directors and officers liability insurance covering the Indemnitee in a form that is not less favorable to the Indemnitee than the insurance policy or policies in effect for directors and officers liability insurance on the date of this Agreement, including the policy limits, self-insured retentions, attribution rules, exclusions and riders to such policies. If such comparable insurance is not commercially available, the Company shall maintain insurance policy or policies providing directors and officers liability insurance that is as substantially similar as commercially available; provided, however, Indemnitee shall be covered by such policy or policies to the same extent as the most favorably-insured persons under such policy or policies in a comparable position. The Company will not amend, replace, terminate or rescind any directors and officers liability insurance covering Indemnitee without giving Indemnitee thirty (30) days advance written notice of such event. The Company will pay all premiums relating to such policies on or prior to the due dates therefor.

18. Subrogation. In the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

19. Services to the Company. Indemnitee agrees to serve as a director or officer of the Company or, at the request of the Company, as a director, trustee, general partner, managing member, officer, employee, agent or fiduciary of another Enterprise, for so long as Indemnitee is duly elected or appointed or until Indemnitee tenders his or her resignation or is removed from such position. Indemnitee may at any time and for any reason resign from such position (subject to any other contractual obligation or any

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obligation imposed by operation of law), in which event the Company shall have no obligation under this Agreement to continue Indemnitee in such position. This Agreement shall not be deemed an employment contract between the Company (or any of its subsidiaries or any Enterprise) and Indemnitee. Indemnitee specifically acknowledges that any employment with the Company (or any of its subsidiaries or any Enterprise) is at will, and Indemnitee may be discharged at any time for any reason, with or without cause, with or without notice, except as may be otherwise expressly provided in any executed, written employment contract between Indemnitee and the Company (or any of its subsidiaries or any Enterprise), any existing formal severance policies adopted by the Company’s board of directors or, with respect to service as a director or officer of the Company, the Company’s bylaws or the NBBCA. No such document shall be subject to any oral modification thereof.

20. Duration. This Agreement shall continue until and terminate upon the later of (a) ten years after the date that Indemnitee shall have ceased to serve as a director or officer of the Company or as a director, trustee, general partner, managing member, officer, employee, agent or fiduciary of any other Enterprise, as applicable; or (b) one year after the final termination of any Proceeding, including any appeal, then pending in respect of which Indemnitee is granted rights of indemnification or advancement of Expenses hereunder and of any proceeding commenced by Indemnitee pursuant to Section 12 of this Agreement relating thereto.

21. Successors. This Agreement shall be binding upon the Company and its successors and assigns, including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company, and shall inure to the benefit of Indemnitee and Indemnitee’s heirs, executors and administrators.

22. Severability. Nothing in this Agreement is intended to require or shall be construed as requiring the Company to do or fail to do any act in violation of applicable law. The Company’s inability, pursuant to court order or other applicable law, to perform its obligations under this Agreement shall not constitute a breach of this Agreement. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including without limitation, each portion of any section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and shall remain enforceable to the fullest extent permitted by law; (b) such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto; and (c) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.

23. Enforcement. The Company expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on it hereby in order to induce Indemnitee to serve as a director or officer of the Company, and the Company acknowledges that Indemnitee is relying upon this Agreement in serving as a director or officer of the Company.

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24. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof; provided, however, that this Agreement is a supplement to and in furtherance of the Company’s bylaws and applicable law.

25. Modification and Waiver. No supplement, modification or amendment to this Agreement shall be binding unless executed in writing by the parties hereto. No amendment, alteration or repeal of this Agreement shall adversely affect any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee in his or her Corporate Status prior to such amendment, alteration or repeal. No waiver of any of the provisions of this Agreement shall constitute or be deemed a waiver of any other provision of this Agreement nor shall any waiver constitute a continuing waiver.

26. Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, sent by facsimile or electronic mail or otherwise delivered by hand, messenger or courier service addressed:

(a) if to Indemnitee, to Indemnitee’s address, facsimile number or electronic mail address as shown on the signature page of this Agreement or in the Company’s records, as may be updated in accordance with the provisions hereof; or

(b) if to the Company, to the attention of the Chief Executive Officer or Chief Financial Officer of the Company at 125 Middlesex Turnpike, Bedford, MA 01730, or at such other current address as the Company shall have furnished to Indemnitee, with a copy (which shall not constitute notice) to James C. Gorton, Esq., Latham & Watkins LLP, 885 Third Avenue, New York, New York 10022.

Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given (i) if delivered by hand, messenger or courier service, when delivered (or if sent via a nationally-recognized overnight courier service, freight prepaid, specifying next-business-day delivery, one business day after deposit with the courier), (ii) if sent via mail, at the earlier of its receipt or five days after the same has been deposited in a regularly-maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid, or (iii) if sent via facsimile, upon confirmation of facsimile transfer or, if sent via electronic mail, upon confirmation of delivery when directed to the relevant electronic mail address, if sent during normal business hours of the recipient, or if not sent during normal business hours of the recipient, then on the recipient’s next business day.

27. Applicable Law. This Agreement and the legal relations among the parties shall be governed by, and construed and enforced in accordance with, the internal laws of the Province of New Brunswick and the laws of Canada applicable therein, without regard to its conflict of laws rules.

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28. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. This Agreement may also be executed and delivered by facsimile signature and in counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

29. Captions. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

(signature page follows)

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The parties are signing this Indemnification Agreement as of the date stated in the introductory sentence.

GSI GROUP INC.

/s/ Michael Katzenstein
By: Michael Katzenstein
Title: Principal Executive Officer

JOHN ROUSH

/s/ John Roush

Residence Address:

EXHIBIT B

GSI GROUP CORPORATION

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (this “Agreement”) is dated as of November 16, 2010 and is between GSI Group Corporation, a corporation organized under the laws of the state of Michigan (the “Company”), and John Roush (“Indemnitee”).

RECITALS

A. Indemnitee’s service to the Company will substantially benefit the Company.

B. Individuals are reluctant to serve as directors or officers of corporations or in certain other capacities unless they are provided with adequate protection through insurance or indemnification against the risks of claims and actions against them arising out of such service.

C. Indemnitee does not regard the protection currently provided by applicable law, the Company’s governing documents and any insurance as adequate under the present circumstances, and Indemnitee may not be willing to serve as a director or officer without additional protection.

D. In order to induce Indemnitee to provide services to the Company, it is reasonable, prudent and necessary for the Company to contractually obligate itself to indemnify, and to advance expenses on behalf of, Indemnitee as permitted by applicable law.

E. This Agreement is a supplement to and in furtherance of the indemnification provided in the Company’s bylaws, and any resolutions adopted pursuant thereto, and this Agreement shall not be deemed a substitute therefor, nor shall this Agreement be deemed to limit, diminish or abrogate any rights of Indemnitee thereunder.

The parties therefore agree as follows:

1. Definitions.

(a) A “Change in Control” shall be deemed to occur upon the earliest to occur after the Effective Date (as defined in that certain Employment Agreement by and between the Company and Indemnitee dated as of November 16, 2010) of any of the following events:

(i) Acquisition of Stock by Third Party. Any Person (as defined below) is or becomes the Beneficial Owner (as defined below), directly or indirectly, of securities of the Company representing fifteen percent (15%) or more of the combined voting power of the Company’s then outstanding securities;

(ii) Change in Board Composition. During any period of two consecutive years (not including any period prior to the Effective Date), individuals who at the beginning of such period constitute the Company’s board of directors, and any new directors (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in Sections 1(a)(i), 1(a)(iii) or 1(a)(iv)) whose election by the board of directors or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the members of the Company’s board of directors;

(iii) Corporate Transactions. The effective date of a merger or consolidation of the Company with any other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the surviving entity outstanding immediately after such merger or consolidation and with the power to elect at least a majority of the board of directors or other governing body of such surviving entity;

(iv) Liquidation. The approval by the stockholders of the Company of a complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets; and

(v) Other Events. Any other event of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or in response to any similar item on any similar schedule or form) promulgated under the Securities Exchange Act of 1934, as amended, whether or not the Company is then subject to such reporting requirement.

For purposes of this Section 1(a), the following terms shall have the following meanings:

(1) “Person” shall have the meaning as set forth in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended; provided, however, that “Person” shall exclude (i) the Company, (ii) any trustee or other fiduciary holding securities under an employee benefit plan of the Company, and (iii) any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

(2) “Beneficial Owner” shall have the meaning given to such term in Rule 13d-3 under the Securities Exchange Act of 1934, as amended; provided, however, that “Beneficial Owner” shall exclude any Person otherwise becoming a Beneficial Owner by reason of (i) the stockholders of the Company approving a merger of the Company with another entity or (ii) the Company’s board of directors approving a sale of securities by the Company to such Person.

(b) “Corporate Status” describes the status of a person who is or was a director, trustee, general partner, managing member, officer, employee, agent or fiduciary of the Company or any other Enterprise.

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(c) “Disinterested Director” means a director of the Company who is not and was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee.

(d) “Enterprise” means the Company, any direct and indirect subsidiaries and branches of the Company, any direct or indirect subsidiary of GSI Group Inc., and any other corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise of which Indemnitee is or was serving at the request of the Company as a director, trustee, general partner, managing member, officer, employee, agent or fiduciary.

(e) “Expenses” include all reasonable attorneys’ fees, retainers, court costs, transcript costs, fees and costs of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, or otherwise participating in, a Proceeding. Expenses also include (i) Expenses incurred in connection with any appeal resulting from any Proceeding, including without limitation the premium, security for, and other costs relating to any cost bond, supersedeas bond or other appeal bond or their equivalent, and (ii) for purposes of Section 12(d), Expenses incurred by Indemnitee in connection with the interpretation, enforcement or defense of Indemnitee’s rights under this Agreement or under any directors’ and officers’ liability insurance policies maintained by the Company. Expenses, however, shall not include amounts paid in settlement by Indemnitee or the amount of judgments or fines against Indemnitee.

(f) “Independent Counsel” means a law firm, or a partner or member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past five years has been, retained to represent (i) the Company or Indemnitee in any matter material to either such party (other than as Independent Counsel with respect to matters concerning Indemnitee under this Agreement, or other indemnitees under similar indemnification agreements), or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.

(g) “MBCA” means the Michigan Business Corporations Act.

(h) “Proceeding” means any threatened, pending or completed action, suit, arbitration, mediation, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or proceeding, whether brought in the right of the Company or otherwise and whether of a civil, criminal, administrative or investigative nature, including any appeal therefrom and including without limitation any such Proceeding pending as of the date of this Agreement, in which Indemnitee was, is or will be involved as a party, a potential party, a non-party witness or otherwise by reason of (i) the fact that Indemnitee is or was a director or officer of the Company, (ii) any action taken by

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Indemnitee or any action or inaction on Indemnitee’s part while acting as a director or officer of the Company, or (iii) the fact that he or she is or was serving at the request of the Company as a director, officer, partner, trustee, employee or agent of the Company or any other Enterprise, in each case whether or not serving in such capacity at the time any liability or Expense is incurred for which indemnification or advancement of expenses can be provided under this Agreement.

(i) Reference to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; references to “serving at the request of the Company” shall include any service as a director, officer, employee or agent of the Company which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to in this Agreement.

2. Indemnity in Third-Party Proceedings. The Company shall indemnify Indemnitee in accordance with the provisions of this Section 2 if Indemnitee is, or is threatened to be made, a party to or a participant in any Proceeding, other than a Proceeding by or in the right of the Company to procure a judgment in its favor. Pursuant to this Section 2, Indemnitee shall be indemnified to the fullest extent permitted by applicable law against all Expenses, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by Indemnitee or on his or her behalf in connection with such Proceeding or any claim, issue or matter therein, if Indemnitee acted honestly and in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company or its shareholders, and in the case of a criminal Proceeding, that person had no reasonable cause to believe his conduct was unlawful.

3. Indemnity in Proceedings by or in the Right of the Company. The Company shall indemnify Indemnitee to the fullest extent permitted by applicable law against all Expenses and amounts paid in settlement actually and reasonably incurred by Indemnitee or on his or her behalf in if Indemnitee is, or is threatened to be made, a party to or a participant in any Proceeding by or in the right of the Company to procure a judgment in its favor, provided that the person acted honestly and in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company or its shareholders. Indemnification shall not be made under this Section 3 in respect of any claim, issue or matter as to which the Indemnitee has been found liable to the Company, except to the extent permitted by applicable law.

4. Indemnification for Expenses of a Party Who is Wholly or Partly Successful. To the extent that Indemnitee is a party to or a participant in and is successful (on the merits or otherwise) in defense of any Proceeding or any claim, issue or matter therein, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection therewith. To the extent permitted by applicable law, if Indemnitee is not wholly successful in such Proceeding

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but is successful, on the merits or otherwise, in defense of one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with (a) each successfully resolved claim, issue or matter and (b) any claim, issue or matter related to any such successfully resolved claim, issuer or matter. For purposes of this section, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

5. Indemnification for Expenses of a Witness. To the extent that Indemnitee is, by reason of his or her Corporate Status, a witness in any Proceeding to which Indemnitee is not a party, Indemnitee shall be indemnified to the extent permitted by applicable law against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection therewith.

6. Additional Indemnification.

(a) Notwithstanding any limitation in Sections 2, 3 or 4, the Company shall indemnify Indemnitee to the fullest extent permitted by applicable law if Indemnitee is, or is threatened to be made, a party to or a participant in any Proceeding (including a Proceeding by or in the right of the Company to procure a judgment in its favor) against all Expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by Indemnitee or on his or her behalf in connection with the Proceeding or any claim, issue or matter therein.

(b) For purposes of Section 6(a), the meaning of the phrase “to the fullest extent permitted by applicable law” shall include, but not be limited to:

(i) the fullest extent permitted by the provision of the MBCA that authorizes or contemplates additional indemnification by agreement, or the corresponding provision of any amendment to or replacement of the MBCA; and

(ii) the fullest extent authorized or permitted by any amendments to or replacements of the MBCA adopted after the date of this Agreement that increase the extent to which a corporation may indemnify its officers and directors.

7. Exclusions. Notwithstanding any provision in this Agreement, the Company shall not be obligated under this Agreement to make any indemnity in connection with any Proceeding (or any part of any Proceeding):

(a) for which payment has actually been made to or on behalf of Indemnitee under any statute, insurance policy, indemnity provision, vote or otherwise, except with respect to any excess beyond the amount paid;

(b) for an accounting or disgorgement of profits pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended, or similar provisions of federal, state or local statutory law or common law, if Indemnitee is held liable therefor (including pursuant to any settlement arrangements);

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(c) for any reimbursement of the Company by Indemnitee of any bonus or other incentive-based or equity-based compensation or of any profits realized by Indemnitee from the sale of securities of the Company, as required in each case under the Securities Exchange Act of 1934, as amended (including any such reimbursements that arise from an accounting restatement of the Company pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), or the payment to the Company of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 306 of the Sarbanes-Oxley Act);

(d) initiated by Indemnitee, including any Proceeding (or any part of any Proceeding) initiated by Indemnitee against the Company or its directors, officers, employees, agents or other indemnitees, unless (i) the Company’s board of directors authorized the Proceeding (or the relevant part of the Proceeding) prior to its initiation, (ii) the Company provides the indemnification, in its sole discretion, pursuant to the powers vested in the Company under applicable law, (iii) otherwise authorized in Section 12(d) or (iv) otherwise required by applicable law; or

(e) if prohibited by applicable law.

8. Advances of Expenses. The Company shall advance the Expenses incurred by Indemnitee in connection with any Proceeding, and such advancement shall be made as soon as reasonably practicable, but in any event no later than 60 days, after the receipt by the Company of a written statement or statements requesting such advances from time to time (which shall include invoices received by Indemnitee in connection with such Expenses but, in the case of invoices in connection with legal services, any references to legal work performed or to expenditure made that would cause Indemnitee to waive any privilege accorded by applicable law shall not be included with the invoice). Advances shall be unsecured and interest free. Indemnitee hereby undertakes to repay any advance to the extent that it is ultimately determined that Indemnitee is not entitled to be indemnified by the Company. Advances shall be made without regard to Indemnitee’s ultimate ability to repay the Expenses and without regard to Indemnitee’s ultimate entitlement to indemnification under the other provisions of this Agreement. This Section 8 shall not apply to the extent advancement is prohibited by law and shall not apply to any Proceeding for which indemnity is not permitted under this Agreement, but shall apply to any Proceeding referenced in Section 7(b) or 7(c) prior to a determination that Indemnitee is not entitled to be indemnified by the Company.

9. Procedures for Notification and Defense of Claim.

(a) Indemnitee shall notify the Company in writing of any matter with respect to which Indemnitee intends to seek indemnification or advancement of Expenses as soon as reasonably practicable following the receipt by Indemnitee of notice thereof. The written notification to the Company shall include, in reasonable detail, a description of the nature of the Proceeding and the facts underlying the Proceeding. The failure by Indemnitee to notify the Company will not relieve the Company from any liability which it may have to Indemnitee hereunder or otherwise than under this Agreement, and any delay in so notifying the Company shall not constitute a waiver by Indemnitee of any rights.

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(b) If, at the time of the receipt of a notice of a Proceeding pursuant to the terms hereof, the Company has directors’ and officers’ liability insurance in effect, the Company shall give prompt notice of the commencement of the Proceeding to the insurers in accordance with the procedures set forth in the applicable policies. The Company shall thereafter take all commercially-reasonable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policies.

(c) In the event the Company may be obligated to make any indemnity in connection with a Proceeding, the Company shall be entitled to assume the defense of such Proceeding with counsel approved by Indemnitee, which approval shall not be unreasonably withheld, upon the delivery to Indemnitee of written notice of its election to do so. After delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by the Company, the Company will not be liable to Indemnitee for any fees or expenses of counsel subsequently incurred by Indemnitee with respect to the same Proceeding. Notwithstanding the Company’s assumption of the defense of any such Proceeding, the Company shall be obligated to pay the fees and expenses of Indemnitee’s counsel to the extent (i) the employment of counsel by Indemnitee is authorized by the Company, (ii) counsel for the Company or Indemnitee shall have reasonably concluded that there is a conflict of interest between the Company and Indemnitee in the conduct of any such defense such that Indemnitee needs to be separately represented, (iii) the fees and expenses are non-duplicative and reasonably incurred in connection with Indemnitee’s role in the Proceeding despite the Company’s assumption of the defense, (iv) the Company is not financially or legally able to perform its indemnification obligations or (v) the Company shall not have retained, or shall not continue to retain, such counsel to defend such Proceeding. The Company shall have the right to conduct such defense as it sees fit in its sole discretion. Regardless of any provision in this Agreement, Indemnitee shall have the right to employ counsel in any Proceeding at Indemnitee’s personal expense. The Company shall not be entitled, without the consent of Indemnitee, to assume the defense of any claim brought by or in the right of the Company.

(d) Indemnitee shall give the Company such information and cooperation in connection with the Proceeding as may be reasonably appropriate.

(e) The Company shall not be liable to indemnify Indemnitee for any settlement of any Proceeding (or any part thereof) without the Company’s prior written consent, which shall not be unreasonably withheld.

(f) The Company shall have the right to settle any Proceeding (or any part thereof) without the consent of Indemnitee.

10. Procedures upon Application for Indemnification.

(a) To obtain indemnification, Indemnitee shall submit to the Company a written request, including therein or therewith such documentation and information as is reasonably available to Indemnitee. Any delay in providing the request will not relieve the Company from its obligations under this Agreement, except to the extent such failure is prejudicial.

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(b) Upon written request by Indemnitee for indemnification pursuant to Section 10(a), a determination, if required by applicable law, with respect to Indemnitee’s entitlement thereto pursuant to and in accordance with the terms hereof shall be made in the specific case (i) if a Change in Control shall have occurred, by Independent Counsel in a written opinion to the Company’s board of directors, a copy of which shall be delivered to Indemnitee or (ii) if a Change in Control shall not have occurred, (A) by a majority vote of the Disinterested Directors, even though less than a quorum of the Company’s board of directors, (B) by a committee of Disinterested Directors designated by a majority vote of the Disinterested Directors, even though less than a quorum of the Company’s board of directors, (C) if there are no such Disinterested Directors or, if such Disinterested Directors so direct, by Independent Counsel in a written opinion to the Company’s board of directors, a copy of which shall be delivered to Indemnitee or (D) if so directed by the Company’s board of directors, by the stockholders of the Company. If it is so determined that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within ten days after such determination. Indemnitee shall cooperate with the person, persons or entity making the determination with respect to Indemnitee’s entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information that is not privileged or otherwise protected from disclosure and that is reasonably available to Indemnitee and reasonably necessary to such determination. Any costs or expenses (including attorneys’ fees and disbursements) reasonably incurred by Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Company, to the extent permitted by applicable law.

(c) In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 10(b), the Independent Counsel shall be selected as provided in this Section 10(c). If a Change in Control shall not have occurred, the Independent Counsel shall be selected by the Company’s board of directors, and the Company shall give written notice to Indemnitee advising him or her of the identity of the Independent Counsel so selected. If a Change in Control shall have occurred, the Independent Counsel shall be selected by Indemnitee (unless Indemnitee shall request that such selection be made by the Company’s board of directors, in which event the preceding sentence shall apply), and Indemnitee shall give written notice to the Company advising it of the identity of the Independent Counsel so selected. In either event, Indemnitee or the Company, as the case may be, may, within ten days after such written notice of selection shall have been given, deliver to the Company or to Indemnitee, as the case may be, a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Section 1 of this Agreement, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected shall act as Independent Counsel. If such written objection is so made and substantiated, the Independent Counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court has determined that such objection is without merit. If, within 20 days after the later of (i) submission by Indemnitee of a written request for indemnification pursuant to Section 10(a) hereof and (ii) the final disposition of the Proceeding, the parties have not agreed upon an Independent Counsel, either the

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Company or Indemnitee may petition a court of competent jurisdiction for resolution of any objection which shall have been made by the Company or Indemnitee to the other’s selection of Independent Counsel and for the appointment as Independent Counsel of a person selected by the court or by such other person as the court shall designate, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel under Section 10(b) hereof. Upon the due commencement of any judicial proceeding or arbitration pursuant to Section 12(a) of this Agreement, the Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).

(d) The Company agrees to pay the reasonable fees and expenses of any Independent Counsel and to fully indemnify such counsel against any and all Expenses, claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

11. Presumptions and Effect of Certain Proceedings.

(a) In making a determination with respect to entitlement to indemnification hereunder, the person, persons or entity making such determination shall, to the fullest extent not prohibited by law, presume that Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with Section 10(a) of this Agreement, and the Company shall, to the fullest extent not prohibited by law, have the burden of proof to overcome that presumption in connection with the making by such person, persons or entity of any determination contrary to that presumption.

(b) The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that his or her conduct was unlawful.

(c) For purposes of any determination of good faith, Indemnitee shall be deemed to have acted in good faith to the extent Indemnitee relied in good faith on (i) the records or books of account of the Enterprise, including financial statements, (ii) information supplied to Indemnitee by the officers of the Enterprise in the course of their duties, (iii) the advice of legal counsel for the Enterprise or its board of directors or counsel selected by any committee of the board of directors or (iv) information or records given or reports made to the Enterprise by an independent certified public accountant, an appraiser, investment banker or other expert selected with reasonable care by the Enterprise or its board of directors or any committee of the board of directors. The provisions of this Section 11(c) shall not be deemed to be exclusive or to limit in any way the other circumstances in which Indemnitee may be deemed to have met the applicable standard of conduct set forth in this Agreement.

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(d) Neither the knowledge, actions nor failure to act of any other director, officer, agent or employee of the Enterprise shall be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement.

12. Remedies of Indemnitee.

(a) Subject to Section 12(e), in the event that (i) a determination is made pursuant to Section 10 of this Agreement that Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of Expenses is not timely made pursuant to Section 8 or 12(d) of this Agreement, (iii) no determination of entitlement to indemnification shall have been made pursuant to Section 10 of this Agreement within 90 days after the later of the receipt by the Company of the request for indemnification or the final disposition of the Proceeding, (iv) payment of indemnification pursuant to this Agreement is not made (A) within ten days after a determination has been made that Indemnitee is entitled to indemnification or (B) with respect to indemnification pursuant to Sections 4, 5 and 12(d) of this Agreement, within 30 days after receipt by the Company of a written request therefor, or (v) the Company or any other person or entity takes or threatens to take any action to declare this Agreement void or unenforceable, or institutes any litigation or other action or proceeding designed to deny, or to recover from, Indemnitee the benefits provided or intended to be provided to Indemnitee hereunder, Indemnitee shall be entitled to an adjudication by a court of competent jurisdiction of his or her entitlement to such indemnification or advancement of Expenses. Alternatively, Indemnitee, at his or her option, may seek an award in arbitration with respect to his or her entitlement to such indemnification or advancement of Expenses, to be conducted by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association. Indemnitee shall commence such proceeding seeking an adjudication or an award in arbitration within 180 days following the date on which Indemnitee first has the right to commence such proceeding pursuant to this Section 12(a); provided, however, that the foregoing clause shall not apply in respect of a proceeding brought by Indemnitee to enforce his or her rights under Section 4 of this Agreement. The Company shall not oppose Indemnitee’s right to seek any such adjudication or award in arbitration in accordance with this Agreement.

(b) Neither (i) the failure of the Company, its board of directors, any committee or subgroup of the board of directors, Independent Counsel or stockholders to have made a determination that indemnification of Indemnitee is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor (ii) an actual determination by the Company, its board of directors, any committee or subgroup of the board of directors, Independent Counsel or stockholders that Indemnitee has not met the applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has or has not met the applicable standard of conduct. In the event that a determination shall have been made pursuant to Section 10 of this Agreement that Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section 12 shall be conducted in all respects as a de novo trial, or arbitration, on the merits, and Indemnitee shall not be prejudiced by reason of that adverse determination. In any judicial proceeding or arbitration commenced pursuant to this Section 12, the Company shall, to the fullest extent not prohibited by law, have the

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burden of proving Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be.

(c) To the fullest extent not prohibited by law, the Company shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 12 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Company is bound by all the provisions of this Agreement. If a determination shall have been made pursuant to Section 10 of this Agreement that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 12, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statements not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law.

(d) To the extent not prohibited by law, the Company shall indemnify Indemnitee against all Expenses that are incurred by Indemnitee in connection with any action for indemnification or advancement of Expenses from the Company under this Agreement or under any directors’ and officers’ liability insurance policies maintained by the Company to the extent Indemnitee is successful in such action, and, if requested by Indemnitee, shall (as soon as reasonably practicable, but in any event no later than 60 days, after receipt by the Company of a written request therefor) advance such Expenses to Indemnitee, subject to the provisions of Section 8.

(e) Notwithstanding anything in this Agreement to the contrary, no determination as to entitlement to indemnification shall be required to be made prior to the final disposition of the Proceeding.

13. Contribution. To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee, the Company, in lieu of indemnifying Indemnitee, shall contribute to the amounts incurred by Indemnitee, whether for Expenses, judgments, fines or amounts paid or to be paid in settlement, in connection with any claim relating to an indemnifiable event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (i) the relative benefits received by the Company and Indemnitee as a result of the events and transactions giving rise to such Proceeding; and (ii) the relative fault of Indemnitee and the Company (and its other directors, officers, employees and agents) in connection with such events and transactions.

14. Non-exclusivity. The rights of indemnification and to receive advancement of Expenses as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Company’s bylaws, any agreement, a vote of stockholders or a resolution of directors, or otherwise. To the extent that a change in law, whether by statute or judicial decision, permits greater indemnification or advancement of Expenses than would be afforded currently under the Company’s bylaws and this Agreement, it is the intent of the parties

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hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change, subject to the restrictions expressly set forth herein or therein. Except as expressly set forth herein, no right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. Except as expressly set forth herein, the assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.

15. Intentionally Omitted.

16. No Duplication of Payments. The Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder (or for which advancement is provided hereunder) if and to the extent that Indemnitee has otherwise actually received payment for such amounts under any insurance policy, contract, agreement or otherwise.

17. Insurance. To the extent that the Company maintains an insurance policy or policies providing directors and officers liability insurance, Indemnitee shall be covered by such policy or policies to the same extent as the most favorably-insured persons under such policy or policies in a comparable position. The Company will not amend, replace, terminate or rescind any directors and officers liability insurance covering Indemnitee without giving Indemnitee thirty (30) days advance written notice of such event. The Company will pay all premiums relating to such policies on or prior to the due dates therefor.

18. Subrogation. In the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

19. Services to the Company. Indemnitee agrees to serve as a director or officer of the Company or, at the request of the Company, as a director, trustee, general partner, managing member, officer, employee, agent or fiduciary of another Enterprise, for so long as Indemnitee is duly elected or appointed or until Indemnitee tenders his or her resignation or is removed from such position. Indemnitee may at any time and for any reason resign from such position (subject to any other contractual obligation or any obligation imposed by operation of law), in which event the Company shall have no obligation under this Agreement to continue Indemnitee in such position. This Agreement shall not be deemed an employment contract between the Company (or any of its subsidiaries or any Enterprise) and Indemnitee. Indemnitee specifically acknowledges that any employment with the Company (or any of its subsidiaries or any Enterprise) is at will, and Indemnitee may be discharged at any time for any reason, with or without cause, with or without notice, except as may be otherwise expressly provided in any executed, written employment contract between Indemnitee and the Company (or any of its subsidiaries or any Enterprise), any existing formal severance policies adopted by the Company’s board of directors or, with respect to service as a director or officer of the

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Company, the Company’s bylaws or the MBCA. No such document shall be subject to any oral modification thereof.

20. Duration. This Agreement shall continue until and terminate upon the later of (a) ten years after the date that Indemnitee shall have ceased to serve as a director or officer of the Company or as a director, officer, partner, trustee, employee or agent of any other Enterprise, as applicable; or (b) one year after the final termination of any Proceeding, including any appeal, then pending in respect of which Indemnitee is granted rights of indemnification or advancement of Expenses hereunder and of any proceeding commenced by Indemnitee pursuant to Section 12 of this Agreement relating thereto.

21. Successors. This Agreement shall be binding upon the Company and its successors and assigns, including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company, and shall inure to the benefit of Indemnitee and Indemnitee’s heirs, executors and administrators.

22. Severability. Nothing in this Agreement is intended to require or shall be construed as requiring the Company to do or fail to do any act in violation of applicable law. The Company’s inability, pursuant to court order or other applicable law, to perform its obligations under this Agreement shall not constitute a breach of this Agreement. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including without limitation, each portion of any section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and shall remain enforceable to the fullest extent permitted by law; (b) such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto; and (c) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.

23. Enforcement. The Company expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on it hereby in order to induce Indemnitee to serve as a director or officer of the Company, and the Company acknowledges that Indemnitee is relying upon this Agreement in serving as a director or officer of the Company.

24. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof; provided, however, that this Agreement is a supplement to and in furtherance of the Company’s bylaws and applicable law.

25. Modification and Waiver. No supplement, modification or amendment to this Agreement shall be binding unless executed in writing by the parties hereto. No amendment, alteration or repeal of this Agreement shall adversely affect any right of

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Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee in his or her Corporate Status prior to such amendment, alteration or repeal. No waiver of any of the provisions of this Agreement shall constitute or be deemed a waiver of any other provision of this Agreement nor shall any waiver constitute a continuing waiver.

26. Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, sent by facsimile or electronic mail or otherwise delivered by hand, messenger or courier service addressed:

(a) if to Indemnitee, to Indemnitee’s address, facsimile number or electronic mail address as shown on the signature page of this Agreement or in the Company’s records, as may be updated in accordance with the provisions hereof; or

(b) if to the Company, to the attention of the Chief Executive Officer or Chief Financial Officer of the Company at 125 Middlesex Turnpike, Bedford, MA 01730, or at such other current address as the Company shall have furnished to Indemnitee, with a copy (which shall not constitute notice) to James C. Gorton, Esq., Latham & Watkins LLP, 885 Third Avenue, New York, New York 10022.

Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given (i) if delivered by hand, messenger or courier service, when delivered (or if sent via a nationally-recognized overnight courier service, freight prepaid, specifying next-business-day delivery, one business day after deposit with the courier), (ii) if sent via mail, at the earlier of its receipt or five days after the same has been deposited in a regularly-maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid, or (iii) if sent via facsimile, upon confirmation of facsimile transfer or, if sent via electronic mail, upon confirmation of delivery when directed to the relevant electronic mail address, if sent during normal business hours of the recipient, or if not sent during normal business hours of the recipient, then on the recipient’s next business day.

27. Applicable Law. This Agreement and the legal relations among the parties shall be governed by, and construed and enforced in accordance with, the internal laws of the State of Michigan, without regard to its conflict of laws rules.

28. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. This Agreement may also be executed and delivered by facsimile signature and in counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

29. Captions. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

(signature page follows)

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The parties are signing this Indemnification Agreement as of the date stated in the introductory sentence.

GSI GROUP CORPORATION

/s/ Michael Katzenstein
By: Title:	Michael Katzenstein Principal Executive Officer

JOHN ROUSH

/s/ John Roush
Residence Address:

EXHIBIT C

RELEASE OF CLAIMS

1.	General Release.

(a) I acknowledge that my employment with the Company and all subsidiaries and affiliates thereof terminated on [        ]. I further acknowledge that the Company delivered this release of claims (the “Release”) to me on [        ].

(b) In exchange for the payments and benefits described in that certain Employment Agreement by and between GSI Group Inc. (the “Company”) and me (the “Employment Agreement”), which I agree I am not otherwise entitled to receive absent execution and non-revocation of the Release, I and my representatives, agents, estate, heirs, successors and assigns (“Releasors”) voluntarily agree to release and discharge the Company and its parents, affiliates, subsidiaries, predecessors, successors, assigns, plan sponsors and plan fiduciaries (and the current and former trustees, officers, directors, employees, and agents of each of the foregoing, all both individually, in their capacity acting on the Company’s behalf and in their official capacities) (collectively “Releasees”) generally from all claims, demands, actions, suits, damages, debts, judgments and liabilities of every name and nature, whether existing or contingent, known or unknown, suspected or unsuspected, in law or in equity in connection with my employment by or termination of employment with the Company, or any of my dealings, transactions or events involving the Releasees, arising on or before the date of this Release. This Release is intended by me to be all encompassing and to act as a full and total release of any claims that the Releasors may have or have had against the Releasees from the beginning of time to the date of this Release, including but not limited to all claims in contract (whether written or oral, express or implied), tort, equity and common law; any claims for wrongful discharge, breach of contract, or breach of the obligation of good faith and fair dealing; and/or any claims under any local, state or federal constitution, statute, law, ordinance, bylaw, or regulation dealing with either employment, employment discrimination, retaliation, mass layoffs, plant closings, and/or employment benefits and/or those laws, statutes or regulations concerning discrimination on the basis of race, color, creed, religion, age, sex, sexual harassment, sexual orientation, national origin, ancestry, handicap or disability, veteran status or any military service or application for military service or any other category protected by law; and any federal, state or local law or regulation concerning securities, stock or stock options. This Release is for any relief, no matter how denominated, including but not limited to wages, back pay, front pay, benefits, compensatory damages, liquidated damages, punitive damages or attorney’s fees. I also agree not to commence or cooperate in the prosecution or investigation of any lawsuit, administrative action or other claim or complaint against the Releasees, except as required by law.

(c) By this Release, I not only release and discharge the Releasees from any and all claims as stated above that the Releasors could make on my own behalf or on the behalf of others, but also those claims that might be made by any other person or organization on my behalf and I specifically waive any right to recover any damage awards as a member of any class in a case in which any claims against the Releasees are made involving any matters arising out of my employment by or termination of employment with the Company, or any of my dealings, transactions or events involving the Releasees.

(d) I agree that, except for any payments or benefits set forth in Sections 5, 8 or 24 of the Employment Agreement that have not yet been paid, as applicable, the payments and benefits the Company previously provided to me are complete payment, settlement, accord and satisfaction with respect to all obligations and liabilities of the Releasees to the Releasors, and with respect to all claims, causes of action and damages that could be asserted by the Releasors against the Releasees regarding my employment or termination of employment with the Company, or any of my dealings, transactions or events involving the Releasees, including, without limitation, all claims for wages, salary, commissions, draws, car allowances, incentive pay, bonuses, business expenses, vacation, stock, stock options, severance pay, attorneys’ fees, compensatory damages, exemplary damages, or other compensation, benefits, costs or sums. Notwithstanding anything in this Release to the contrary, this Release shall not affect and I do not waive: (i) rights to indemnification I may have under: (A) applicable law, (B) any charter document or bylaws, (C) any agreement between me and the Company or any other Releasee, (D) as an insured under any directors’ and officers’ liability insurance policy now or previously in force, (ii) any right I may have to obtain contribution in the event of the entry of judgment against me as a result of any act or failure act for which both I and any Releasee are jointly responsible; (iii) my rights to vested benefits and payments under any stock options, restricted stock, restricted stock units or other incentive plans or any agreements relating thereto or under any retirement plan, welfare benefit plan or other benefit or deferred compensation plan, all of which shall remain in effect in accordance with the terms and provisions thereof, or my rights as a stockholder or equity holder of the Company.

(e) I understand and agree that this Release will be binding on me and my heirs, administrators and assigns. I acknowledge that I have not assigned any claims or filed or initiated any legal proceedings against any of the Releasees.

(f) I acknowledge and agree that if any provision of this Release is found, held or deemed by a court of competent jurisdiction to be void, unlawful or unenforceable under any applicable statute or controlling law, the remainder of this Release shall continue in full force and effect.

(g) This Release is deemed made and entered into in the Commonwealth of Massachusetts, and in all respects shall be interpreted, enforced and governed under the internal laws of the Commonwealth of Massachusetts, to the extent not preempted by federal law.

(h) Notwithstanding the comprehensive release of claims set forth in the preceding paragraphs of this Section 1, nothing in this Release shall bar or prohibit me from contacting, seeking assistance from or participating in any proceeding before any federal or state administrative agency to the extent permitted by applicable federal, state and/or local law. However, I nevertheless will be prohibited to the fullest extent authorized by law from obtaining monetary damages in any agency proceeding in which I do so participate.

2. Waiver of Rights and Claims Under the Age Discrimination in Employment Act of 1967. Since I am 40 years of age or older, I acknowledge and agree that I have been informed that I have or may have specific rights and/or claims under the Age Discrimination in Employment Act of 1967 (the “ADEA”) and I agree that:

(a) in consideration for the payments and benefits described in the Employment Agreement, which I am not otherwise entitled to receive absent execution and non-revocation of the Release, I specifically and voluntarily waive such rights and/or claims under the ADEA that I have or might have against the Releasees to the extent such rights and/or claims arose prior to the date I executed this Release;

(b) I understand that I am not waiving rights or claims under the ADEA which may arise after the date that I execute this Release;

(c) I have been advised to consult with or seek advice from an attorney of my choice or any other person of my choosing before executing this Release;

(d) I have been advised that I have twenty-one (21) days or, in the event that my termination of employment is “in connection with an exit incentive or other employment termination program” (as such phrase is defined in the ADEA), forty-five (45) days (the applicable time period, the “Consideration Period”) to review this Release and consider its terms before signing it, and I acknowledge and agree that such Consideration Period will not be affected or extended by any changes, whether material or immaterial, that might be made to this Release;

(e) in entering into this Release I am not relying on any representation, promise or inducement made by the Company or its attorneys with the exception of those promises described in this Release; and

(f) I may revoke this Release for a period of seven (7) days after I sign it and all rights and obligations of both parties under this Release shall not become effective or enforceable until the date upon which the seven (7) day revocation period has expired. For such a revocation to be effective, the Company must receive it on or before the expiration of the seven (7) day revocation period.

* * * * *

I acknowledge and agree that this Release is a legally binding document and my signature will commit me to its terms. I acknowledge and agree that I have carefully read and fully understand all of the provisions of this Release and that I voluntarily enter into this Release by signing below. Upon execution, I agree to deliver a signed copy of this Release to Vice President, Corporate Resources of the Company.

John Roush

Date: